SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant                                 ☒

Filed by a Party other than the Registrant      ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

SUPERVALU INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Notice of Annual Meeting of Stockholders

To Be Held Thursday, May 24, 2007

The Annual Meeting of Stockholders of SUPERVALU INC. will be held on Thursday, May 24, 2007, at 10:00 a.m., local time, at the Sheraton Bloomington Hotel, Minneapolis South, 7800 Normandale Blvd., Minneapolis, Minnesota 55439, for the following purposes:

1)	to elect six directors;

2)	to vote on approval of the SUPERVALU INC. 2007 Stock Plan;

3)	to ratify the appointment of KPMG LLP as independent registered public accountants;

4)	to consider and vote on a stockholder proposal as described in the attached proxy statement; and

5)	to transact such other business as may properly come before the meeting.

Record Date

The Board of Directors has fixed the close of business on March 26, 2007 as the record date for the purpose of determining stockholders who are entitled to notice of and to vote at the meeting. Holders of SUPERVALU’s common stock and preferred stock are entitled to one vote for each share held of record on the record date.

IMPORTANT: We hope you will be able to attend the meeting in person and you are cordially invited to attend. If you expect to attend the meeting, please check the appropriate box on the proxy card when you return your proxy or follow the instructions on your proxy card to vote and confirm your attendance by telephone or Internet.

PLEASE NOTE THAT YOU WILL NEED AN ADMISSION TICKET OR PROOF

THAT YOU OWN SUPERVALU STOCK TO BE ADMITTED TO THE MEETING

Record stockholder: If your shares are registered directly in your name,

an admission ticket is printed on the enclosed proxy card.

Shares held in street name by a broker or a bank: If your shares are held for your account in the name of a broker, bank or other nominee, please bring a current brokerage statement, letter from your stockbroker or other proof of stock ownership to the meeting.

If you need special assistance because of a disability, please contact Burt M. Fealing, Corporate Secretary, by mail at P.O. Box 990, Minneapolis, Minnesota 55440 or by telephone at (952) 828-4000.

BY ORDER OF THE BOARD OF DIRECTORS

Burt M. Fealing

Corporate Secretary

May 7, 2007

PROXY STATEMENT TABLE OF CONTENTS

PROXY STATEMENT

The Board of Directors of SUPERVALU INC. is soliciting proxies for use at the 2007 Annual Meeting of Stockholders to be held on Thursday, May 24, 2007, and at any adjournment or postponement of the meeting.

This Proxy Statement and the accompanying form of proxy will first be mailed to stockholders who hold SUPERVALU common and preferred stock as of March 26, 2007, the record date for this meeting, on or about May 7, 2007.

VOTING PROCEDURES

Number of Shares Outstanding

SUPERVALU has two classes of capital stock outstanding, common and preferred. The holders of each class are entitled to one vote for each share held, voting together as one class. 209,095,904 shares of common stock and 1,341 shares of preferred stock were outstanding as of the record date for the meeting and are eligible to vote at the meeting.

Vote Required and Method of Counting Votes

You may vote “FOR,” “AGAINST” or “ABSTAIN” on each of the items described below. If you submit your proxy, but abstain from voting, your shares will be counted as present at the meeting for the purpose of determining a quorum. If you hold your shares in street name and do not provide voting instructions to your broker, they will be counted as present at the meeting for the purpose of determining a quorum and may be voted on Item 1 (Election of Directors) and Item 3 (Ratification of the Appointment of Independent Registered Public Accountants) at the discretion of your broker.

The following is an explanation of the vote required for each of the items to be voted on.

Item 1. Election of Directors.    Each director nominee receiving a majority of the votes cast will be elected as a director. This means that the number of shares voted “FOR” a director nominee must exceed the number of votes cast “AGAINST” that director nominee in order for that nominee to be elected as a director. If however, the number of nominees exceeds the number of directors to be elected (a situation we do not anticipate), the directors shall be elected by a plurality of the shares present in person or by proxy at the meeting and entitled to vote on the election of directors. A plurality means that the four director nominees for the class expiring in 2010 that receive the highest number of votes cast will be elected. In either event, shares not present at the meeting and shares voting “ABSTAIN” have no effect on the election of directors.

Item 2. Proposal to Approve the SUPERVALU INC. 2007 Stock Plan.    The affirmative vote of a majority of the shares of common stock and preferred stock, considered as one class, present and entitled to vote at the meeting is required for the approval of this proposal, provided that the total number of shares that vote on Item 2 represents a majority of the shares outstanding on the record date. If you submit your proxy but abstain from voting, your shares will be counted as present at the meeting for the purpose of calculating the vote on this proposal. Shares voting “ABSTAIN” on this proposal have the same effect as a vote against this proposal.

Item 3. Ratification of the Appointment of Independent Registered Public Accountants.    The affirmative vote of a majority of the shares of common stock and preferred stock, considered as one class, present and entitled to vote at the meeting is required for the approval of this proposal. If you submit your proxy but abstain from voting, your shares will be counted as present at the meeting for the purpose of calculating the vote on this proposal. Shares voting “ABSTAIN” on this proposal have the same effect as a vote against this proposal.

Item 4. Stockholder Proposal Regarding Report on Controlled-Atmosphere Killing. The affirmative vote of a majority of the shares of common stock and preferred stock, considered as one class, present and entitled to vote at the meeting is required for the approval of this proposal. If you submit your proxy but abstain from voting, your shares will be counted as present at the meeting for the purpose of calculating the vote on this proposal. Shares voting “ABSTAIN” on this proposal have the same effect as a vote against this proposal.

YOUR VOTE IS VERY IMPORTANT.    Whether or not you expect to attend the meeting, please submit your proxy vote in one of the following ways:

•	Voting by Mail. If you wish to vote by mail, please sign, date and return the enclosed proxy card promptly in the postage-paid envelope provided.

•

Voting by Telephone and the Internet.    If you wish to vote by telephone or Internet, please follow the instructions on the enclosed proxy card. If you vote by telephone or Internet, you do not need to return the proxy card.

•

Shares held in Street Name.    If your shares are held in the name of a bank, broker or other holder of record, follow the voting instructions you receive from the holder of record to vote your shares. Telephone and Internet voting are also available to stockholders owning stock through most major banks and brokers.

•

Voting by Participants in Employee Benefit Plans.    If you own shares of SUPERVALU common stock as a participant in one or more of our employee benefit plans, you will receive a single proxy card that covers both the shares credited to your plan account(s) and the shares you own that are registered in the same name. If any of your plan accounts are not in the same name as your shares of record, you may receive separate proxy cards for the shares held in each named account. Proxies submitted by plan participants will serve as voting instructions to the trustee for that plan whether provided by mail, telephone or Internet. If you do not make an affirmative election as to how you want your shares to be voted, the trustee will vote those shares in the same proportion as other participants in that plan affirmatively elected to vote their shares.

•

Revoking Your Proxy.    With the exception of shares held in employee benefit plan accounts, you may revoke your proxy at any time before your shares are voted by sending a written statement to the Corporate Secretary, or by submitting another proxy with a later date. You may also revoke your proxy by voting in person at the meeting. With respect to shares held in employee benefit plan accounts, you may revoke your proxy for those shares up until noon on May 22, 2007.

It is important that all stockholders vote. If you submit a proxy by mail, telephone or Internet without indicating how you want to vote, your shares will be voted as recommended by the Board of Directors.

ATTENDING THE ANNUAL MEETING

If you plan to attend the Annual Meeting, you will not be admitted without an admission ticket or proof that you own SUPERVALU stock.

•

Record Stockholders.    If you are a record stockholder (i.e., a person who owns shares registered directly in his or her name with SUPERVALU’s transfer agent) and plan to attend the meeting, please indicate this when voting, either by marking the attendance box on the proxy card or responding affirmatively when prompted during telephone or Internet voting. An admission ticket for record stockholders is printed on the proxy card together with directions to the meeting. The admission ticket must be brought to the meeting.

•

Owners of Shares Held in Street Name.    Beneficial owners of SUPERVALU common stock held in street name by a broker, bank or other nominee will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letters from the broker, bank or other nominee are examples of proof of ownership. If your shares are held in street name and you want to vote in person at the meeting, you must obtain a written proxy from the broker, bank or other nominee holding your shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

As of April 18, 2007, the Company is not aware of any beneficial owners of more than five percent of SUPERVALU common stock.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth information as of April 1, 2007 concerning beneficial ownership of SUPERVALU’s common stock by each director and director nominee, each of the executive officers named in the Summary Compensation Table on page 29 (the “Named Executive Officers”) and all of our directors and executive officers as a group. The definition of beneficial ownership for proxy statement purposes includes shares over which a person has sole or shared voting power or dispositive power, whether or not a person has any economic interest in the shares. The definition also includes shares that a person has a right to acquire currently or within 60 days.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)(2)	Percent Of Class
A. Gary Ames	12,189	*
Irwin Cohen	27,997	*
Ronald E. Daly	23,575	*
Lawrence A. Del Santo	79,019	*
Susan E. Engel	72,748	*
Philip L. Francis	21,619	*
Edwin C. Gage	86,066	*
Garnett L. Keith, Jr.	108,672	*
Charles M. Lillis	85,032	*
Marissa Peterson	30,611	*
Steven S. Rogers	58,984	*
Wayne C. Sales	9,202	*
Kathi P. Seifert	14,068	*
Jeffrey Noddle	1,896,471	*
Michael L. Jackson	452,695	*
John H. Hooley	355,457	*
Pamela K. Knous	520,519	*
David L. Boehnen	573,935	*
All directors and executive officers as a group (26 persons)	5,238,375	2.5

*	Less than 1 percent

(1)	All persons listed have sole voting and investment power with respect to all of the shares listed except: (i) the following non-employee director who has shared voting and investment power, as follows: Mr. Gage, 8,000 shares and (ii) the following non-employee directors who have sole voting power, but no investment power, over shares held in the Non-Employee Directors Deferred Stock Plan Trust as follows: Mr. Ames, 1,524 shares; Mr. Cohen, 3,997 shares; Mr. Daly, 5,575 shares; Mr. Del Santo, 23,019 shares; Ms. Engel, 26,748 shares; Mr. Francis, 3,619 shares; Mr. Gage, 11,308 shares; Mr. Keith, 39,433 shares; Mr. Lillis, 39,032 shares; Ms. Peterson, 3,461 shares; Mr. Rogers, 8,984 shares; Mr. Sales, 2,634; and Ms. Seifert, 2,064.

(2)	Includes shares underlying options exercisable within 60 days of April 1, 2007, as follows: Mr. Ames, 6,000; Mr. Cohen, 24,000; Mr. Daly, 18,000; Mr. Del Santo, 50,000; Ms. Engel, 46,000; Mr. Francis, 12,000; Mr. Gage, 49,254; Mr. Keith, 54,000; Mr. Lillis, 44,000; Ms. Peterson, 24,000; Mr. Rogers, 44,195; Mr. Sales, 6,000; Ms. Seifert, 6,000; Mr. Noddle, 1,489,017; Mr. Jackson, 351,742; Mr. Hooley, 271,668; Ms. Knous, 358,830; Mr. Boehnen, 373,706; and all directors and executive officers as a group, 3,758,969.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

The Board of Directors held seven regular meetings and no special meetings during the last fiscal year. Each director attended more than 75 percent of the meetings of the Board and its committees on which the director served.

The Executive Committee of the Board does not have scheduled meetings and did not meet during the last fiscal year. The Board maintains four standing committees: Audit, Finance, Director Affairs and Executive Personnel and Compensation, each of which has a separate written charter that is available on SUPERVALU’s website at http://www.supervalu.com. Click on the tab “Site Map” and then the caption “Corporate Governance” under the heading “About Us.” Copies of the committee charters are also available to any stockholder who submits a request to the Corporate Secretary, SUPERVALU INC., P.O. Box 990, Minneapolis, Minnesota 55440.

Membership on the Audit, Director Affairs and Executive Personnel and Compensation Committees is limited to non-employee directors. The Board of Directors has determined that all of its non-employee directors, and therefore each member of the Audit, Director Affairs and Executive Personnel and Compensation Committees, are independent directors under the New York Stock Exchange listing standards.

Audit Committee

The following directors serve on the Audit Committee: Garnett L. Keith, Jr. (Chairperson), A. Gary Ames, Irwin Cohen, Marissa Peterson, Steven S. Rogers and Kathi P. Seifert. The Board has determined that all members of the Audit Committee are financially literate under the New York Stock Exchange listing standards and that Irwin Cohen qualifies as an “audit committee financial expert” under the New York Stock Exchange listing standards and the rules of the Securities and Exchange Commission (the “SEC”). The Audit Committee met nine times during the last fiscal year.

The primary responsibilities of the Audit Committee are to assist the Board of Directors in:

•	its oversight of our accounting and financial reporting principles and policies, and our internal controls and procedures;

•	its oversight of our financial statements and the independent registered public accountants;

•	selecting, evaluating and, where deemed appropriate, replacing the independent registered public accountants; and

•	evaluating the independence of the independent registered public accountants.

Director Affairs Committee

The following directors serve on the Director Affairs Committee: Lawrence A. Del Santo (Chairperson), Philip L. Francis, Edwin C. Gage, Marissa Peterson and Steven S. Rogers. The Director Affairs Committee met twice during the last fiscal year.

The mission of the Director Affairs Committee is to recommend a framework to assist the Board in fulfilling its corporate governance responsibilities. In carrying out its mission, the Director Affairs Committee establishes and regularly reviews the Board’s policies and procedures, which provide:

•	criteria for the size and composition of the Board;

•	procedures for the conduct of Board meetings, including executive sessions of the Board;

•	policies on director retirement and resignation; and

•	criteria regarding personal qualifications needed for Board membership.

In addition, the Director Affairs Committee has the responsibility to:

•	consider and recommend nominations for Board membership and the composition of Board Committees;

•	evaluate our Board practices and those of other well-managed companies and recommend appropriate changes to the Board (see “Board Practices” below);

•	consider governance issues raised by stockholders and recommend appropriate responses to the Board; and

•	consider appropriate compensation for directors.

For a description of the Director Affairs Committee’s processes and procedures for the consideration and determination of director compensation, see “Director Compensation.”

Executive Personnel and Compensation Committee

The following directors serve on the Executive Personnel and Compensation Committee: Susan E. Engel (Chairperson), Ronald E. Daly, Lawrence A. Del Santo, Edwin C. Gage, Charles M. Lillis, Wayne C. Sales and Kathi P. Seifert. The Executive Personnel and Compensation Committee met seven times during the last fiscal year.

The primary responsibilities of the Executive Personnel and Compensation Committee are to:

•	determine the process to evaluate the performance of the Chief Executive Officer;

•	review and recommend to the Board the compensation of the Chief Executive Officer;

•	review and recommend to the Board major changes in executive compensation programs, executive stock options and retirement plans for officers;

•	consider and make recommendations to the Board concerning the annual election of corporate officers and the succession plan for the Chief Executive Officer;

•	approve annual salaries and bonuses of corporate officers and other executives at specified levels;

•	review and approve participants and performance targets under our annual and long-term incentive compensation plans;

•	approve stock option grants and awards under our stock option plans, bonus and other incentive plans; and

•	review with management of the Compensation Discussion and Analysis.

For a description of the Executive Personnel and Compensation Committee’s processes and procedures for the consideration and determination of executive compensation, see “Compensation Discussion and Analysis.”

Finance Committee

The following directors serve on the Finance Committee: Charles M. Lillis (Chairperson), A. Gary Ames, Irwin Cohen, Ronald E. Daly, Garnett L. Keith, Jr., Jeffrey Noddle and Wayne C. Sales. The Finance Committee met four times during the last fiscal year.

The primary responsibilities of the Finance Committee are to review our financial structure, policies and future financial plans and to make recommendations concerning them to the Board. In carrying out these responsibilities, the Finance Committee periodically reviews:

•	our annual operating and capital budgets as proposed by management, and our performance as compared to the approved budgets;

•	our dividend policy and rates;

•	investment performance of our employee benefit plans;

•	our financing arrangements;

•	our capital structure, including key financial ratios such as debt to equity ratios and coverage of fixed charges; and

•	proposals for changes in our capitalization, including purchases of treasury stock.

BOARD PRACTICES

In order to help our stockholders better understand our Board practices, we are including the following description of current practices. The Director Affairs Committee periodically reviews these practices.

Evaluation of Board Performance

In order to continue to evaluate and improve the effectiveness of the Board, under the guidance of the Director Affairs Committee, our Board annually evaluates the Board’s performance as a whole. The evaluation process includes a survey of the individual views of all directors, a summary of which is then shared with the Board. Each active Board Committee also evaluates its own performance on a yearly basis.

Size of the Board

Although the size of the Board may vary from time to time, the Board believes the size should preferably be not less than ten nor more than 14 members. The Board believes that the size of the Board should accommodate the objectives of effective discussion and decision-making and adequate staffing of Board committees. The Board is currently comprised of 14 members.

Director Independence

The Board believes that a substantial majority of its members should be independent, non-employee directors. It is the Board’s policy that no more than three members of the Board will be employees of SUPERVALU. These management members will include the Chief Executive Officer and up to two additional persons whose duties and responsibilities identify them as key managers of SUPERVALU. Only one of our 14 current Board members is an employee of SUPERVALU, our Chairman and Chief Executive Officer, Mr. Noddle. The Board has determined that all non-employee directors meet the requirements for independence under the New York Stock Exchange listing standards.

Director Retirement

It is Board policy that non-employee directors retire at the annual meeting following the date they attain the age of 74 and that non-employee directors elected after February 27, 1994 may serve a maximum term of 15 years. Directors who change the occupation they held when initially elected to the Board are expected to offer to resign from the Board. At that time, the Director Affairs Committee will review the continuation of Board membership under these new circumstances and make a recommendation to the full Board.

The Board also has adopted a policy that requires employee directors, other than the Chief Executive Officer, to retire from the Board at the time of a change in their status as an officer of SUPERVALU. A former Chief Executive Officer may continue to serve on the Board until the third anniversary after his or her separation from SUPERVALU. However, if a former Chief Executive Officer leaves SUPERVALU to accept another position, the Chief Executive Officer is expected to retire as a director effective simultaneously with his or her separation from SUPERVALU.

Selection of Directors

The Director Affairs Committee is the standing committee responsible for determining the slate of director nominees for election by stockholders. The Director Affairs Committee considers and evaluates potential Board candidates based on the criteria set forth below and makes its recommendation to the full Board. The criteria applied to director candidates stress independence, integrity, experience and sound judgment in areas relevant to our business, financial acumen, interpersonal skills, a proven record of accomplishment, a willingness to commit sufficient time to the Board and the ability to challenge and stimulate management. The Director Affairs Committee will use the same process and criteria for evaluating all nominees, regardless of whether the nominee is submitted by a stockholder or by some other source.

The Director Affairs Committee does not currently utilize the services of an executive recruiting firm to assist in the identification or evaluation of director candidates. However, the Director Affairs Committee has used such firms in the past and may engage a firm to provide such services in the future, as it deems necessary or appropriate.

Directors and management are encouraged to submit the name of any candidate they believe to be qualified to serve on the Board, together with background information on the candidate, to the Chairperson of the Director Affairs Committee. In accordance with procedures set forth in our bylaws, stockholders may propose, and the Director Affairs Committee will consider, nominees for election to the Board of Directors by giving timely written notice to the Corporate Secretary, which must be received at our principal executive offices no later than the close of business on January 24, 2008 and no earlier than December 25, 2007. Any such notice must include the name of the nominee, a brief biographical sketch and resume, contact information and such other background materials on such nominee as the Director Affairs Committee may request.

Board Meetings

The full Board meets at least six times each year. Board meetings normally do not exceed one day in length. Additionally, in alternating years, the Board holds either a multi-day off-site strategic planning meeting or a one-day strategic planning update meeting.

Executive Sessions of Outside Directors

Non-employee directors generally meet together as a group, without the Chief Executive Officer or any other employees in attendance, during three scheduled executive sessions each year. The Lead Director presides over any executive session of the Board.

Lead Director

In August 2006, our Board established the position of Lead Director and elected Lawrence A. Del Santo to serve as our Lead Director. The primary responsibilities of our Lead Director include:

•	chairing meetings of the independent directors, including executive sessions;

•	helping to develop agendas and meeting schedules with the Chairman;

•	advising the Chairman on the quality, quantity and timeliness of information from management;

•	interviewing candidates for the Board;

•	overseeing evaluations of the Board;

•	acting as a direct conduit to the Board for stockholders, employees, the public and others regarding matters not readily directly addressable to the Chairman;

•	taking the lead in assuring that the Board carries out its responsibilities in circumstances where the Chairman is incapacitated or otherwise unable to act;

•	serving as a point of contact for the directors to raise issues not readily addressable directly to the Chairman;

•	working with the Chairman to monitor significant issues and risks between meetings of the Board and assuring that the entire Board becomes involved when appropriate;

•	having the authority to call meetings of the independent directors; and

•	having the lead role in conducting the evaluation process for our Chief Executive Officer.

Attendance at Stockholder Meetings

The Board does not have a formal policy regarding director attendance at the Annual Meeting of Stockholders. However, all directors are strongly encouraged to attend the meeting. Three of the 11 incumbent directors attended the 2006 Annual Meeting of Stockholders.

Stock Ownership Guidelines

Non-employee directors are required to acquire and own SUPERVALU common stock with a fair market value of five times a director’s annual retainer within five years after the director is first elected.

Governance Principles

The Board maintains a formal statement of Governance Principles that sets forth the corporate governance practices for SUPERVALU. The Governance Principles are available on our website at http://www.supervalu.com. Click on the tab “Site Map” and then the caption “Corporate Governance” under the heading “About Us.” Copies of the Governance Principles are also available to any stockholder who submits a request to the Corporate Secretary, SUPERVALU INC., P.O. Box 990, Minneapolis, Minnesota 55440.

Policy and Procedures Regarding Transactions with Related Persons

The Board of Directors of the Company has adopted a Policy and Procedures Regarding Transactions with Related Persons. This policy delegates to the Audit Committee responsibility for reviewing, approving or ratifying transactions with “related persons” that are required to be disclosed under the rules of the SEC. Under the policy, a “related person” includes any of the directors or executive officers of the Company, certain stockholders and their immediate families. The policy applies to transactions where the Company is a participant, a related person will have a direct or indirect material interest and the amount involved exceeds $120,000. Under the policy, management of the Company is responsible for disclosing to the Audit Committee all material information related to any covered transaction in order to give the Audit Committee an opportunity to authorize, approve or ratify the covered transaction based upon its determination that the covered transaction is fair and reasonable and on terms no less favorable to the Company than could be obtained in a comparable arm’s length transaction with an unrelated third party. A copy of the Policy and Procedures Regarding Transactions with Related Persons is available on SUPERVALU’s website at http://www.supervalu.com. Click on the tab “Site Map” and then the caption “Corporate Governance” under the heading “About Us.”

ELECTION OF DIRECTORS (ITEM 1)

The Board is divided into three classes, with the number of directors to be divided as equally as possible among the three classes. Directors are elected for staggered terms of three years. If a vacancy exists or occurs during the year, the vacant directorship may be filled by the vote of the remaining directors until the next annual meeting, at which time the stockholders elect a director to fill the balance of the unexpired term or the term established by the Board. There are currently 14 members of the Board.

In February 2006, the Board of Directors approved an amendment to our bylaws to require directors to be elected by the majority of the votes cast with respect to such director in uncontested elections. A majority of the votes cast means that the number of shares voted “FOR” a director must exceed the number of votes cast “AGAINST” that director. In a contested election, a situation in which the number of nominees exceeds the number of directors to be elected, the standard for election of directors will be a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. A plurality means that the nominees receiving the highest number of votes cast will be elected.

If a nominee who is serving as a director is not elected at the Annual Meeting, under Delaware law the director would continue to serve on the Board as a “holdover director.” However, under our bylaws, any director who fails to be elected must offer to tender his or her resignation to the Board of Directors. The Director Affairs Committee will then make a recommendation to the Board whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will act on the Director Affairs Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date the election results are certified. The director who tenders his or her resignation will not participate in the Board of Director’s decision. If a nominee who was not already serving as a director is not elected at the Annual Meeting, under Delaware law that nominee would not become a director and would not continue to serve on the Board of Directors as a “holdover director.” All nominees for the election of directors at the 2007 Annual Meeting of Stockholders are currently serving on the Board of Directors.

Charles M. Lillis, Jeffrey Noddle and Steven S. Rogers are nominated for three-year terms expiring in 2010. A. Gary Ames, Wayne C. Sales and Kathi P. Seifert were appointed as directors in June 2006 to fill vacancies created by the Board of Directors pursuant to our bylaws. Therefore, as required by our bylaws, Mr. Ames, Mr. Sales and Ms. Seifert are also standing for election at the Annual Meeting, each for a term established by the Board pursuant to our bylaws: Mr. Ames is nominated for a one-year term expiring in 2008; Ms. Seifert is nominated for a two-year term expiring in 2009; and Mr. Sales is nominated for a three-year term expiring in 2010. The Board of Directors is informed that each nominee is willing to serve as a director. However, if any nominee is unable to serve or for good cause will not serve, the proxy may be voted for another person as the persons named on the proxies decide. If all of the nominees are elected, following the Annual Meeting there will be 14 members of the Board with five directors with terms expiring in 2008, five directors with terms expiring in 2009 and four directors with terms expiring in 2010.

The following sets forth information, as of April 18, 2007, concerning the six nominees and the eight directors whose terms of office will continue after the Annual Meeting, based on the current composition of the Board.

NOMINEES FOR ELECTION AS DIRECTORS AT THE ANNUAL MEETING

FOR A THREE-YEAR TERM EXPIRING IN 2010

CHARLES M. LILLIS, age 65

•   Co-Founder and Managing Partner of Castle Pines Capital, LLC, a channel finance company, since 2004

•   General Partner, LoneTree Capital Management, a private equity company, since 2000

•   Chairman, President and Chief Executive Officer of MediaOne Group, Inc., a broadband communications company, from 1998 to 2000

•   Elected a director of SUPERVALU in 1995

•   Also a director of Medco Health Solutions; Soma Logic Inc; Washington Mutual Inc. and Williams Companies, Inc.

JEFFREY NODDLE, age 60

•   Chairman and Chief Executive Officer of SUPERVALU since 2005

•   Chairman, Chief Executive Officer and President of SUPERVALU from 2002 to 2005

•   Chief Executive Officer and President of SUPERVALU from 2001 to 2002

•   President and Chief Operating Officer of SUPERVALU from 2000 to 2001

•   Elected a director of SUPERVALU in 2000

•   Also a director of Ameriprise Financial, Inc. and Donaldson Company, Inc.

STEVEN S. ROGERS, age 49

•   Clinical Professor of Finance and Management at Kellogg School of Management at Northwestern University since 1995

•   Elected a director of SUPERVALU in 1998

•   Also a director of Amcore Financial, Inc. and S.C. Johnson & Son, Inc.

WAYNE C. SALES, age 57

•   Vice Chairman, Canadian Tire Corporation, Ltd., an inter-related network of businesses engaged in retail, financial services and petroleum, since August 2000

•   Elected a director of SUPERVALU in 2006

•   Also a director of Tim Hortons Inc.

FOR A TWO-YEAR TERM EXPIRING IN 2009

KATHI P. SEIFERT, age 58

•   Chairperson of Pinnacle Perspectives, LLC, a personal business consulting company, since July 2004

•   Retired Executive Vice President of Kimberly-Clark Corporation, a global health and hygiene product manufacturing company, a position she held from 1999 to 2004

•   Elected a director of SUPERVALU in 2006

•   Also a director of Appleton Papers Inc.; Eli Lilly and Company; Lexmark International, Inc.; Revlon, Inc.; the U.S. Fund for UNICEF and the Fox Cities Performing Arts Center

FOR A ONE-YEAR TERM EXPIRING IN 2008

A. GARY AMES, age 62

•   Retired President and Chief Executive Officer of MediaOne International (formerly U. S. West International), a telecommunications company, a position he held from 1995 to 2000

•   Elected a director of SUPERVALU in 2006

•   Also a director of F5 Networks, Inc.; iPass Inc.; Tektronix, Inc. and Seattle Pacific University

DIRECTORS WHOSE TERMS EXPIRE AT THE ANNUAL MEETING IN 2008

PHILIP L. FRANCIS, age 60

•   Chairman of the Board and Chief Executive Officer of PETsMART, Inc., a specialty retailer of services and solutions for pets, since 1999

•   Elected a director of SUPERVALU in 2006

•   Also a director of Cardinal Health, Inc.

EDWIN C. GAGE, age 66 • Chairman and Chief Executive Officer of GAGE Marketing Group, L.L.C., an integrated marketing services company, since 1991 • Elected a director of SUPERVALU in 1986

GARNETT L. KEITH, JR., age 71

•   Chairman and Chief Executive Officer of SeaBridge Investment Advisors, LLC, a registered investment advisor, since 1996

•   Elected a director of SUPERVALU in 1984

•   Also a director of Acosta Sales and Marketing Company and Howard Hughes Medical Institute

MARISSA PETERSON, age 45

•   Former Executive Vice President for Sun Microsystems, Inc., a provider of hardware, software and services, from 2005 to 2006

•   Executive Vice President, Sun Services and Worldwide Operations and Chief Customer Advocate for Sun Microsystems, Inc. from 2004 to 2005

•   Executive Vice President, Worldwide Operations and Chief Customer Advocate for Sun Microsystems, Inc. from 2002 to 2004

•   Executive Vice President, Worldwide Operations for Sun Microsystems, Inc. from 1998 to 2002

•   Elected a director of SUPERVALU in 2003

•   Also a director of Ansell Limited and Lucille Packard Children’s Hospital and is a member of the Board of Trustees of Kettering University

DIRECTORS WHOSE TERMS EXPIRE AT THE ANNUAL MEETING IN 2009

IRWIN COHEN, age 66

•   Retired Partner of Deloitte & Touche LLP, a professional services firm, providing audit, tax, financial advisory and consulting services, a position he held from 1972 to 2003

•   Global Managing Partner of the Consumer Products, Retail and Services Practice of Deloitte & Touche LLP from 1997 to 2003

•   Managing Partner of Deloitte & Touche LLP’s U.S. Retail Practice from 1980 to 2002

•   Elected a director of SUPERVALU in 2003

•   Also a director of Beall’s, Inc; Equinox Fitness Group, Inc.; Phoenix House Foundation; SmartBargains, Inc. and Humanity in Action, Inc.

RONALD E. DALY, age 60

•   Former Chief Executive Officer and President of Oće USA Holding, Inc., a subsidiary of Oće N.V., a supplier of digital document management technology and services, from 2002 to 2004

•   President of RR Donnelley Print Solutions, a print solutions company, from 2001 to 2002

•   President of RR Donnelley Telecommunications, a telecommunications industry printing company, from 1995 to 2001

•   Elected a director of SUPERVALU in 2003

•   Also a director of United States Cellular Corporation

LAWRENCE A. DEL SANTO, age 73

•   Retired Chief Executive Officer of The Vons Companies, a retail grocery company, a position he held from 1994 to 1997

•   Elected a director of SUPERVALU in 1997. Elected to the position of Lead Director on August 9, 2006

•   Also a director of Ameriscape, Inc. and PETsMART, Inc.

SUSAN E. ENGEL, age 60

•   Retired Chairwoman of the Board and Chief Executive Officer of Lenox Group Inc., the successor to Department 56, Inc., a designer and marketer of tabletop, giftware and collectible products, a position she held from 2005 to 2007

•   Chairwoman of the Board and Chief Executive Officer of Department 56, Inc., a designer, importer and distributor of fine quality collectibles and other giftware products, from 1997 to 2005

•   Elected a director of SUPERVALU in 1999

•   Also a director of Wells Fargo & Company

DIRECTOR COMPENSATION

Annual compensation for non-employee directors is comprised of the following components: cash compensation, consisting of an annual retainer and meeting fees; and equity compensation, consisting of stock options and an annual deferred retainer payable in SUPERVALU common stock. Each of these components is described in more detail below.

The Director Affairs Committee reviews the compensation of our directors on an annual basis. As part of their review, the Director Affairs Committee retains Frederic W. Cook & Co, as an independent compensation consultant and authorizes the independent compensation consultant to prepare a study of the director compensation for the companies in the same competitive compensation peer group used in connection with the compensation review of our executive officers, which is described further in “Compensation Discussion and Analysis.” Based upon its review, the Director Affairs Committee makes recommendations to the Board of Directors.

The Director Affairs Committee recommended, and the Board of Directors approved, the following changes to director compensation on August 9, 2006:

•	Annual Cash Retainer – Increased from $25,000 to $50,000

•	Lead Director Annual Retainer – Set at $25,000

•	Audit Committee Chairperson Retainer – Increased from $9,000 to $25,000

•	Executive Personnel and Compensation Committee Chairperson Retainer – Increased from $8,000 to $9,000

•	Finance Committee Chairperson Retainer – Increased from $7,000 to $8,000

•	Director Affairs Committee Chairperson Retainer – Increased from $7,000 to $8,000

•	Annual Deferred Stock Retainer – Increased from $25,000 to $50,000

Annual Board/Committee Chairperson Retainer

Non-employee directors receive an annual cash retainer of $50,000 per year. The Lead Director receives an additional annual cash retainer of $25,000. In addition, the Chairperson of a Board Committee receives the following annual retainer: Audit Committee Chairperson, $25,000; Executive Personnel and Compensation Committee Chairperson, $9,000; and the Finance and Director Affairs Committee Chairpersons, $8,000.

Meeting Fees

Non-employee directors receive a fee of $1,800 for attending each Board meeting and the Annual Meeting of Stockholders (if held on a day other than a Board meeting). Non-employee directors who serve on one or more Board committees (other than the Executive Committee) receive an additional fee of $1,000 per committee meeting attended.

Stock Options

Non-employee directors are granted a stock option for 6,000 shares on the date of each Annual Meeting of Stockholders, provided the non-employee director continues to serve as a director following the meeting. In addition, each non-employee director is granted a stock option for 6,000 shares when they join the Board. Options are granted with an exercise price equal to the fair market value of the Company’s common stock on the date of grant. Options are fully exercisable upon grant.

Annual Deferred Stock Retainer

Each non-employee director is paid $50,000 on each July 1 in the form of SUPERVALU common stock that is credited to the Non-Employee Directors Deferred Stock Plan described below. The number of shares credited to each director’s account is based upon the price of the Company’s common stock on each July 1.

Retirement Program

Effective June 27, 1996, our Directors Retirement Program was discontinued and benefits previously earned by directors were frozen. A non-employee director first elected to our Board prior to June 27, 1996, will receive an annual payment of $20,000 per year for the number of years of the director’s service on the Board prior to June 27, 1996, but for not more than ten years of such service, after such director ceases to be a member of the Board. Directors first elected to the Board after June 27, 1996, do not participate in the Directors Retirement Program. As a result of this benefit, Mr. Gage, Mr. Keith and Mr. Lillis are each entitled to an aggregate of $200,000 (payable in annual installments of $20,000) following their resignation from the Board.

Deferred Compensation Program

Directors may elect to defer payment of their retainer and meeting fees under one or more of the following arrangements:

•

Deferred Compensation Plan for Non-Employee Directors.    Fees and quarterly interest are credited to an account for the director, until payment is made from the plan following retirement from the Board. Interest is payable on the amount of deferred cash compensation at an annual rate equal to the prime rate as reported in The Wall Street Journal as of the beginning of the fiscal year.

•

Non-Employee Directors Deferred Stock Plan.    This plan is designed to encourage increased stock ownership among directors. Under the plan, a non-employee director may elect to have payment of all or a portion of the director’s fees deferred and credited to a deferred stock account. SUPERVALU then credits the director’s account with an additional amount equal to 10 percent of the amount of fees the director has elected to defer and contributes the total amount in the director’s account to an irrevocable trust that uses the amount to purchase shares of SUPERVALU common stock, which are then allocated to an account for the director under the trust. Each director is entitled to direct the trustee to vote all shares allocated to the director’s account in the trust. The common stock in each director’s deferred stock account will be distributed to the director after the director leaves the Board. Until that time, the trust assets remain subject to the claims of our creditors. Dividends paid on the shares of common stock held in each of the directors’ accounts are used to purchase additional shares for these accounts each quarter.

DIRECTOR COMPENSATION FOR FISCAL YEAR 2007

Name (1)	Fees Earned or Paid In Cash (2)	Stock Awards (3)	Option Awards (4)	Change in Pension Value And Nonqualified Deferred Compensation Earnings (5)	Total
A. Gary Ames	$48,700	$50,000	$47,736	$—	$146,436
Irwin Cohen	75,450	50,000	47,083	—	172,533
Ronald E. Daly	72,450	50,000	47,083	—	169,533
Lawrence A. Del Santo	91,700	54,545	47,083	6,072	199,400
Susan E. Engel	80,150	57,125	47,083	—	184,358
Philip L. Francis	63,106	54,750	47,083	—	164,939
Edwin C. Gage	71,900	50,000	47,083	—	168,983
Garnett L. Keith, Jr.	96,450	59,645	47,083	83,966	287,144
Charles M. Lillis	77,600	57,760	47,083	—	182,443
Marissa Peterson	67,450	50,000	47,083	—	164,533
Steven S. Rogers	73,450	50,000	47,083	—	170,533
Wayne C. Sales	48,700	50,000	47,736	—	146,436
Kathi P. Seifert	47,700	50,000	47,736	—	145,436

(1)	Jeffrey Noddle, our Chairman and Chief Executive Officer, is not included in this table because he is an employee of SUPERVALU and received no compensation for service as a director. Mr. Noddle’s compensation is shown in the Summary Compensation Table under “Executive Compensation.”

(2)	Reflects the amount of cash compensation earned in fiscal 2007 for Board and committee service. Amounts shown include any amounts deferred by the director under the deferred compensation program for directors described above.

(3)	Includes: (a) the annual deferred stock retainer for each director as described above and (b) any additional shares of common stock awarded to a director as a result of the director’s deferral of fees earned under the Non-Employee Directors Deferred Stock Plan described above. Stock awards are calculated in accordance with Statement of Financial Accounting Standard 123R (Revised 2004), “Share-Based Payments,” (“SFAS 123R”) on the same basis as used for financial reporting purposes for the fiscal year. Refer to Notes 2 and 12 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended February 24, 2007 for our policy and assumptions made in the valuation of share-based payments. The amounts shown above also reflect the full grant date fair value of stock awards made during fiscal 2007. As of February 24, 2007, the last day of our fiscal year, each of the non-employee directors had shares credited to their account under the Non-Employee Directors Deferred Stock Plan Trust as follows: Mr. Ames, 1,524 shares; Mr. Cohen, 3,997 shares; Mr. Daly, 5,575 shares; Mr. Del Santo, 23,019 shares; Ms. Engel, 26,748 shares; Mr. Francis, 3,619 shares; Mr. Gage, 11,308 shares; Mr. Keith, 39,433 shares, Mr. Lillis, 39,032 shares; Ms. Peterson, 3,461 shares; Mr. Rogers, 8,984 shares; Mr. Sales, 2,634 shares; and Ms. Seifert, 2,064 shares.

(4)	Option awards are calculated in accordance with SFAS 123R on the same basis as used for financial reporting purposes for the fiscal year. Refer to Notes 2 and 12 of our Annual Report on Form 10-K for the fiscal year ended February 24, 2007 for our policy and assumptions made in the valuation of share-based payments. The amounts shown reflect the full grant date fair value of option awards made during fiscal 2007. The stock options for Mr. Ames, Mr. Sales and Ms. Seifert were granted on the date they joined the Board, and the stock options for the other directors were granted on the date of the Annual Meeting of Stockholders. As of February 24, 2007, the last day of our fiscal year, each of the non-employee directors had the following stock options outstanding: Mr. Ames, 6,000 shares; Mr. Cohen, 24,000 shares; Mr. Daly, 18,000 shares; Mr. Del Santo, 50,000 shares; Ms. Engel, 46,000 shares; Mr. Francis, 12,000 shares; Mr. Gage, 49,254 shares; Mr. Keith, 54,000 shares, Mr. Lillis, 44,000 shares; Ms. Peterson, 24,000 shares; Mr. Rogers, 44,195 shares; Mr. Sales, 6,000 shares; and Ms. Seifert, 6,000 shares.

(5)	Reflects above-market interest on deferred compensation. Mr. Keith participated in two deferred compensation plans that were discontinued in July 1996. Mr. Keith is not eligible to take distributions from these plans until he retires from the Board.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This Compensation Discussion and Analysis describes the material elements of compensation awarded to each of our executive officers that served as Named Executive Officers during the 2007 fiscal year. It should be read in connection with the Summary Compensation Table and related tables and narrative disclosure under “Executive Compensation” in this proxy statement. The Executive Personnel and Compensation Committee (the “Committee”) of the Board of Directors oversees the design and administration of our executive compensation program. For more information on the Committee, its members and its processes, see “Meetings of the Board of Directors and Committees of the Board” in this proxy statement.

On June 2, 2006, SUPERVALU completed the merger to acquire the core supermarket business formerly owned by Albertson’s, Inc., operating under the banners of Acme Markets, Bristol Farms, Jewel Osco, Shaw’s Supermarkets, Star Markets and the Albertsons banner in the Intermountain Northwest and Southern California regions, which we refer to as the Albertson’s merger. The number of retail stores in our network increased by more than 1,100 to approximately 2,500. The Albertson’s merger also resulted in SUPERVALU becoming the nation’s third-largest supermarket chain measured by revenue. The compensation review process and decisions for fiscal 2007 were affected by the closing of this transformative transaction that more than doubled our revenues and greatly increased the number of our employees. To accommodate the significant expansion of our business operations, we made a number of changes, including the reorganization of our leadership structure.

In view of the significant expansion of SUPERVALU’s operations as a result of the Albertson’s merger, the Committee retained the services of Frederic W. Cook & Co. as an independent compensation consultant and undertook a comprehensive review of compensation for our executive and senior officers in May 2006. The Committee compared SUPERVALU’s existing compensation programs and practices to the comparative market data appropriate for the new enterprise and determined that adjustments were needed to remain competitive. In particular, as of May 2006, salaries, short-term incentive opportunities and long-term incentive levels for executive officers were determined, on average, to be below the median levels of companies in our competitive market. Based upon this study, the Committee decided to adjust the mix of fixed and variable compensation as well as short-term and potential long-term incentives to approximate more closely the level and the relative mix found in our competitive market for executive talent.

Program Objectives and Reward Philosophy

In General.    The Committee has adopted a comprehensive executive compensation program based on the following principles:

•	Competitive pay. The program should enable SUPERVALU to attract, retain and motivate the key executives necessary for our current and long-term success;

•	Strategic design. Compensation plans should be designed to support our business strategy;

•	Pay for performance. Executive compensation should be linked to a combination of corporate or business unit performance, the attainment of designated strategic objectives and individual performance;

•	Equity emphasis. A significant portion of executive compensation should be equity-based in order to tie executive compensation to the long-term enhancement of stockholder value; and

•	Independence. The Committee should exercise independent judgment and approval authority with respect to the executive compensation program and the awards made under the program.

SUPERVALU’s executive compensation program is structured to provide a mix of fixed and variable compensation as well as short-term and long-term incentive potential that approximates the relative mix in our competitive market. The variable compensation components of the program are designed so that executives’ total compensation will be above the median of our competitive market when our results are above the target levels of performance established by the Committee and below the median of our competitive market when our results fall below this targeted performance. This relative fluctuation in compensation value is increased by the significant use of equity-based components, such as performance shares, restricted stock and options, in the program, so that total compensation will significantly increase or decrease in direct correlation to our stock price.

Competitive Market.    The Committee defines our competitive market for our Named Executive Officers to be the median range of publicly available compensation information from a self-constructed comparison group and several third-party compensation surveys. The surveys provide data on similarly sized organizations based on revenue. The Committee assesses the reasonableness of our total compensation levels and mix relative to the competitive benchmark data through a competitive assessment conducted each year by our independent compensation consultants.

For the 2007 fiscal year, our competitive comparison group consisted of the following 25 companies:

Comparison Group
Amerisourcebergen	Kohl’s	Sears Holding
AutoNation	Kroger	Staples
Best Buy	Lowe’s	Sysco
Cardinal Health	McKesson	Target
Costco Wholesale	Office Depot	TJX
CVS	Penney (J C)	Wal-Mart
Federated Dept. Stores	Publix Super Markets	Walgreen
Gap	Rite-Aid
Home Depot	Safeway

The comparison group was determined by the independent compensation consultant with input from the Committee, and was designed so that we ranked in the median range of the group, in various measures of company size and financial metrics. For the 2007 fiscal year, the following companies were added or dropped from the comparison group due to natural attrition, because their business model and objectives became less similar to ours or as a result of the change in our size following the Albertson’s merger:

Companies Added		Companies Removed
AutoNation	Office Depot	7-Eleven	Dollar General
Cardinal Health	Publix Super Markets	Albertson’s	Nash-Finch
Federated Dept. Stores	Sears Holding	BJ’s Wholesale Club	Winn-Dixie
Gap	Target	Great A&P
Home Depot	TJX
Kohl’s	Wal-Mart

The Committee generally will maintain the continuity of the companies within the comparison group from year to year; however, changes in the composition of the group may continue to occur as companies enter or exit the publicly traded marketplace or as the relative size of the companies in the comparison group changes.

Compensation Process.    For the Named Executive Officers other than Mr. Noddle, the Committee reviews and approves all compensation decisions, taking into consideration competitive market analysis and the recommendations of Mr. Noddle, our human resources staff and independent compensation consultants. For Mr. Noddle, the Committee prepares compensation recommendations for ultimate review and approval by the Board of Directors. In making its compensation recommendations regarding Mr. Noddle, the Committee takes into consideration the Board of Directors’ annual performance evaluation of him, as well as competitive market analysis and information provided by our human resources staff and independent compensation consultants. Recommendations with respect to the compensation of Mr. Noddle are not shared with him during this process.

The Committee reviews and approves base salaries, annual cash incentives and long-term equity incentives for the Named Executive Officers, other than Mr. Noddle, annually at its regular meeting in April. The Committee reviews and recommends base salaries, annual cash incentives and long-term equity incentives for Mr. Noddle annually at its regular meeting in May, after the Board of Directors has completed its annual performance evaluation of him. In addition, throughout fiscal 2007, the Committee reviewed and adjusted various elements of the compensation program.

Elements of Compensation

For the 2007 fiscal year, the principal elements of our executive compensation program consisted of the following components:

•	base salary;

•	annual cash incentives;

•	long-term equity incentives in the form of stock options, performance shares and restricted stock;

•	change of control and other separation agreements and policies;

•	non-qualified deferred compensation, supplemental executive retirement plans and pension benefits; and

•	executive perquisites.

Compensation Mix

The table below illustrates how the primary components of executive compensation (base salary, annual cash incentives and long-term equity incentives) for our Named Executive Officers for the 2007 fiscal year is allocated between performance and non-performance based components, how performance-based compensation is allocated between annual and long-term components and how total compensation is allocated between cash and equity components:

	2007 Fiscal Year Compensation Mix (Base Salary, Annual Cash Incentives and Long-Term Equity Incentives)
	Percent of Total Compensation that is:		Percent of Performance Based Total Compensation that is:		Percent of Total Compensation that is:
Name	Performance Based (1)	Not Performance Based (2)	Annual (3)	Long-term (4)	Cash Based (5)	Equity Based (6)
Jeffrey Noddle (7)	84%	16%	25%	75%	37%	63%
Michael L. Jackson	74	26	30	70	49	51
John H. Hooley	72	28	29	71	49	51
Pamela K. Knous	74	26	26	74	44	56
David L. Boehnen	73	27	28	72	46	54

(1)	Annual cash incentives plus long-term equity incentives divided by total compensation

(2)	Base salary divided by total compensation

(3)	Annual cash incentives divided by the sum of annual cash incentives plus long-term equity incentives

(4)	Long-term equity incentives divided by the sum of annual cash incentives plus long-term equity incentives

(5)	Base salary plus annual cash incentives divided by total compensation

(6)	Long-term equity incentives divided by total compensation

(7)	Excludes the restricted stock unit award made in October 2006 as part of a special retention arrangement with Mr. Noddle described under “Long-term Equity Incentives – Restricted Stock” below

Base Salaries

SUPERVALU provides the Named Executive Officers and other executives with an annual base salary that is not subject to performance risk. Salary levels for our Named Executive Officers are based on individual performance and experience, job responsibility, internal equity and salary levels that reflect the competitive market.

Annual base salary rates for the Named Executive Officers in each of fiscal 2006 and fiscal 2007 are summarized below:

Name	2006 Fiscal Year	2007 Fiscal Year	Percent Increase
Jeffrey Noddle	$1,000,000	$1,100,000	10.0%
Michael L. Jackson	530,000	635,000	19.8
John H. Hooley	500,000	517,500	3.5
Pamela K. Knous	475,000	600,000	26.3
David L. Boehnen	450,000	470,000	4.4

For the 2007 fiscal year, salary increases for certain of our Named Executive Officers were larger than in prior years due to the Albertson’s merger that resulted in each Named Executive Officer assuming additional responsibilities.

Annual Cash Incentives

SUPERVALU provides its Named Executive Officers and other executives an annual cash incentive opportunity in order to align executive compensation with the achievement of corporate financial goals that support our business plans.

The Committee establishes annual target award opportunities expressed as a percentage of base salary paid during the fiscal year, as well as threshold and maximum award opportunities expressed as a percentage of the target award. For the 2007 fiscal year, annual cash incentive opportunities for the Named Executive Officers ranged from 70 percent to 125 percent of base salary paid for the year, at target levels of performance, up to a possible range of from 140 percent to 250 percent of base salary for performance exceeding target levels of performance.

Performance Measures and Objectives.    For the 2007 fiscal year, the Committee selected a corporate net earnings target that reflected the impact of the Albertson’s merger as the performance measure for the annual cash incentive program in order to align bonus pay with the financial performance of the new business enterprise. In establishing the corporate net earnings goal for fiscal 2007, the Committee excluded the impact of certain costs related to the Albertson’s merger for which the timing was uncertain, as well as stock option expensing under SFAS 123R.

For fiscal 2007, the performance goals under our annual cash incentive plan were as follows:

Performance Level	Comments	Percent of Target Award
Maximum	15% increase from threshold	200%
Target	Operating plan	100
Threshold	92% of operating plan	75
Below Threshold		0

The fiscal 2007 annual cash incentive program also included a revenue adjustment component under which the Committee could increase (but not decrease) the annual cash incentive payout percentage by an amount ranging from 10 percent, if annual revenue growth (excluding the impact of acquisitions such as the Albertson’s merger) equaled inflation, up to a possible 25 percent, if such annual revenue growth exceeded inflation by 3 percent or more. For these purposes, inflation was measured by the change in the 12-month Consumer Price Index.

Discretionary Adjustments.    The Committee reviews the quality of the Company’s performance and determines the extent to which performance goals under the annual incentive plan are met in April of each year, after completion of the Company’s financial statements. In making this determination, the Committee may apply discretion such that the numbers used for our annual cash incentive performance goals may differ from the numbers reported in the Company’s financial statements. In applying this discretion, the Committee may exclude all or a portion of both the positive or negative effect of external events that are outside the control of our executives, such as natural disasters, litigation, or regulatory changes in accounting or taxation standards. These adjustments may also exclude all or a portion of both the positive or negative effect of unusual or significant strategic events that are within the control of our executives but that are undertaken with an expectation of improving our long-term financial performance including restructurings, acquisitions or divestitures.

Actual Award Payments.    For the 2007 fiscal year, corporate net earnings performance was between the target and maximum award payment levels, resulting in actual award payments to the Named Executive Officers that equaled 108.3 percent of the target award opportunity for each of the Named Executive Officers. In determining corporate net earnings for fiscal 2007, the Committee exercised its discretion, as described above, and excluded the charges relating to the planned disposition of the Scott’s stores. No award was increased as a result of revenue adjustment component described above in fiscal 2007 because the requirements for such an increase were not met.

Annual Discretionary Bonus Pool.    An annual discretionary bonus pool exists from which Mr. Noddle may make discretionary cash awards to the Named Executive Officers and other executives (other than Mr. Noddle) in recognition of their extraordinary achievements during any given fiscal year. Awards from the pool may not exceed $500,000 in the aggregate or $100,000 to any one individual during any fiscal year. For the 2007 fiscal year, awards were made to Ms. Knous and Mr. Boehnen in amount of $75,000 each and to certain other officers.

Fiscal 2008.    For fiscal 2008, the Committee reduced the award potential for threshold performance under the annual cash incentive plan from 75 percent to 50 percent of the target opportunity. The Committee also eliminated the revenue adjustment component described above, which will have the effect of reducing the award potential for maximum performance from 250 percent to 200 percent of the target opportunity. In addition, the Committee redesigned the performance measures and weightings as follows:

Performance Measure	Corporate Executives(1)	Retail/Supply Chain Executives(2)
Corporate Net Earnings Growth	50%	50%
Corporate Same Store Sales Growth	20	0
Cash Flow	20	0
Retail Region/Supply Chain Earnings Growth	0	20
Retail Region/Supply Chain Sales Growth (3)	0	20
Diversity	10	10

(1)	Includes Mr. Noddle, Ms. Knous and Mr. Boehnen

(2)	Includes Mr. Jackson and Mr. Hooley

(3)	Based on “same store” sales growth for Retail Region and “net” sales growth for Supply Chain

For fiscal 2008, the Committee established additional and separate performance measures for earnings and sales growth for some of our executives that correspond to their retail region or supply chain, in order to align executive incentives more closely with the businesses over which they have responsibility and control. The net earnings, sales and cash flow goals for the fiscal 2008 annual cash incentive plan are consistent with the fiscal 2008 earnings guidance provided by the Company on April 19, 2007. The diversity component for Mr. Noddle will be based on the outcome of his leadership in improving diversity as established in the discretion of the Committee. The diversity component for the other Named Executive Officers will be determined in the discretion of Mr. Noddle, based on the outcome of each executive’s leadership in the area of diversity based on goals established by Mr. Noddle and reviewed by the Committee.

Long-term Equity Incentives

In General.    SUPERVALU provides the Named Executive Officers and other executives with a long-term equity incentive award in order to tie a significant portion of each executive’s total compensation to the long-term financial results of the Company and to align incentives more meaningfully with the interests of our stockholders.

For the 2007 fiscal year, the long-term equity incentive program for Named Executive Officers and other executives consisted of an annual grant of stock options and a biennial grant of performance shares, equally weighted in terms of annualized award value. The Committee established the total value of the combined long-term award for each Named Executive Officer in such a manner that achievement of the target levels of performance would result in long-term incentives within the median range of the competitive market. In addition to these primary components of long-term equity incentives, some of our Named Executive Officers received special grants of restricted stock for retention or recognition purposes.

Stock Options.    Stock options directly link a portion of each executive’s compensation to stock price appreciation. Each Named Executive Officer’s stock option grant is established by the Committee as described above with respect to awards of total long-term incentives. Stock options generally have a “grant date” that is the same date as the date of Committee or Board (in the case of Mr. Noddle) approval and have an exercise price equal to the average of the opening and closing market price on the grant date. In the event that stock markets are closed for trading on the grant date, options are then priced based on the average of the opening and closing market price of the Company’s stock on the first day in which markets are open for trading following the grant date. In April 2007, our equity compensation plans were amended to change the definition of fair market value from the average of the opening and closing market price of the Company’s stock to the closing market price of the Company’s stock on the applicable date. In accordance with a policy adopted in April 2007, however, for options approved by the Committee or the Board on a date that Company executives would otherwise be restricted from trading in our stock as a result of a “black-out” trading restriction relating to the release of earnings results, the grant date will be delayed until the first trading day after the expiration of the black-out period. Our practices in fiscal 2007 were consistent with this policy. Following these grants, the black-out trading restriction relating to the release of earnings results for our executives was changed to end on the first trading day after the earnings release rather than on the second trading day after the earnings release. SUPERVALU does not have any other program, plan, or practice to time stock option grants to executives in coordination with the release of material non-public information. In addition, SUPERVALU has a pre-established black-out policy that prohibits employees from trading in our stock during periods when they are aware of material non-public information. Stock options currently have a 7-year contractual exercise term and vest 20 percent on the date of grant and 20 percent on the next four anniversaries of the date of grant, subject to the following post-termination and change of control provisions:

Event	Award Vesting	Exercise Term(3)
Death, Disability or Retirement (1)	Accelerated	Remaining Term
Other Termination	None	Two years (2)
Change of Control	Accelerated	Remaining Term

(1)	Retirement is defined as termination at or after age 55 with 10 or more years of service. If termination occurs because of death or disability before the age and years of service for retirement have been satisfied, the remaining exercise term will be two years following termination or the remainder of the original contractual term, if shorter.

(2)	Or remainder of original contractual term, if shorter.

(3)	The Company has the right to repurchase shares issued under options within six months before or three months after termination for cause or if the terminated executive breaches the confidentiality or non-competition provisions in the award agreement.

Stock options granted prior to April 2005 have a 10-year contractual exercise term, and provide for an automatic one-time reload or restoration stock option upon the exercise of the original stock option using shares SUPERVALU stock to pay the exercise price. The restoration stock option is for the same number of shares used to pay the exercise price and applicable withholding taxes, has an exercise price equal to the fair market value of SUPERVALU stock on the date of exercise and is exercisable for the remaining contractual exercise term of the original stock option.

Performance Shares.    Our performance share program is based on a two-year performance cycle. As with stock options, awards of performance shares are established by the Committee as described above with respect to awards of total long-term incentives. The material provisions of the performance share awards are summarized below:

Provision	Description
Grant Frequency	• Every two years (biennial)

Current Performance Period	• Fiscal year 2007 through 2008 (two-year performance cycle)

Award Value	• Based on underlying value of our stock as of the grant date (stock denominated)

Dividend Treatment	• Not paid during performance period

Performance Measures	• Combined two-year average return on invested capital (ROIC)

Performance Goals

•   Maximum award is 150% of performance shares granted if ROIC is at or above 5% of target level

•   Target award is 100% of performance shares granted if ROIC is at target level

•   Threshold award is 50% of performance shares granted if ROIC is within 5% below target level

•   Payout percentage subject to an increase (but not a decrease) if our revenues for the period equals or exceeds inflation (as measured by the change in the Consumer Price Index over the period) ranging from 10% (if revenues equal to inflation) to 25% (if revenues exceed inflation by 3% or more)

Award Payment	• Made in restricted stock at the end of the performance cycle with a one-year restriction • Restricted stock vesting accelerates on events as provided below under “Special Grants of Restricted Stock”

The Committee chose return on invested capital as the performance measure for the performance share program because it believes this measure is a good assessment of how well the Company is performing from a financial standpoint. Return on invested capital (calculated as earnings before interest and taxes, divided by invested capital) indicates how efficiently and effectively capital is deployed by management. Performance goals are established in connection with the Company’s annual financial planning process. In establishing our performance goals for this measure, the Committee considers the extent to which the Company will generate a return on invested capital for the performance cycle that represents an appropriate improvement, as determined by the Committee. The Committee takes into consideration a variety of factors, including future expectations of operating earnings and capital deployment in our strategic plans.

The Committee reviews the quality of the Company’s performance and determines the extent to which performance goals are met in April of each year, after completion of the Company’s financial statements, for the purposes of determining the actual number of shares of restricted stock that will be granted to the executive under the terms of the performance share award. In making this determination, the Committee may apply discretion such that the numbers used for our performance share goals may differ from the numbers reported in the Company’s financial statements. In applying this discretion, the Committee may exclude all or a portion of both the positive or negative effect of external events that are outside the control of our executives, such as natural disasters, litigation or regulatory changes in accounting or taxation standards. These adjustments may also exclude all or a portion of both the positive or negative effect of unusual or significant strategic events that are within the control of our executives but that are undertaken with an expectation of improving our long-term financial performance including restructurings, acquisitions or divestitures.

Stock Options and Performance Shares Awarded to Mr. Noddle.    In May 2006, the Committee reviewed Mr. Noddle’s long-term incentive compensation in light of expectations for our performance and the additional responsibilities and accountability that Mr. Noddle would assume upon the closing of the Albertson’s merger. The Committee considered a possible long-term incentive package for Mr. Noddle with a present value of up to $5 million, consisting of an equal mix of stock options and performance shares. In discussions with the Committee, however, Mr. Noddle had expressed his desire that the Committee consider awarding him a long-term incentive package that was 10 percent less than what they might otherwise have considered. In addition, Mr. Noddle expressed a desire that any amounts that might be available to the Company as a result of the award of a smaller long-term incentive package to him should be used for the benefit of our employees and the communities in which they live. In this connection, Mr. Noddle suggested that we investigate the feasibility of creating a hardship or similar fund for the benefit of our employees. After review and consideration, the Committee approved a long-term incentive package to Mr. Noddle with a present value of $4.5 million, consisting of a grant of 291,486 stock options and 158,330 performance shares.

Early in fiscal 2007, the Company began exploring various alternatives for establishing a foundation that, among other things, would provide for hardship assistance to our employees. In May 2007, the Company established SUPERVALU ASSIST, Inc. as a Minnesota non-profit corporation, which applied for tax-exempt status as an organization described in Section 501(c)(3) of the Internal Revenue Code (the “Code”). The ASSIST Foundation is being established to provide financial support to employees and their families for catastrophic and severe financial hardships resulting from death, serious medical condition, tragic events associated with a natural disaster or workplace violence, a critical and unexpected financial need or another similar event. The ASSIST Foundation will be funded by voluntary management, employee, director or Company contributions and will not be paid through any Company-sponsored benefit plan.

Special Grants of Restricted Stock.    Occasionally, special grants of restricted stock or restricted stock units are offered to Named Executive Officers and other executives in connection with promotions, recruitment and for special retention purposes. These special grants have vesting schedules that are tied to the objectives of the grant.

During the 2007 fiscal year, the Committee approved the following grants of restricted stock or restricted stock units to our Named Executive Officers in connection with the Albertson’s acquisition completed during the year, as summarized below:

Name	Number of Shares or Units	Purpose	Award Vesting	Dividend Treatment
Jeffrey Noddle	305,157	Retention	25% on third anniversary (1) 25% on fourth anniversary (1) 50% on fifth anniversary (1)	No dividends paid until stock vests

Michael L. Jackson	0

John H. Hooley	0

Pamela K. Knous	5,000	Recognition	3-year cliff	Dividends paid

David L. Boehnen	5,000	Recognition	3-year cliff	Dividends paid

(1)	Refer to additional vesting conditions described below

The purpose of the special restricted stock unit grant to Mr. Noddle was to retain his services and maintain his continued leadership of the Company, including integrating the new enterprise following completion of the Albertson’s merger. The award does not vest in full until the fifth anniversary of the date of grant, and the final installment representing one-half of the award is contingent on two factors. The first factor is Mr. Noddle’s development and delivery of an acceptable succession plan to our

Board of Directors. The second factor relates to our stock price maintaining a threshold value. In this regard, the number of shares that vest on each vesting date will be reduced if the Company’s stock price on such date is lower than $32.77 (the average of the opening and closing price for our common stock on the grant date), although shares that do not vest as a result of this provision may vest on the next vesting date to the extent that the Company’s stock price is greater than $32.77 on such vesting date.

Restricted stock grants are usually subject to the following post-termination and change of control provisions:

Event	Award Vesting
Death, Disability or Retirement (1)	Accelerated
Termination for Cause	None/Award forfeited
Other Termination	None/Award forfeited
Change of Control	Accelerated

(1)	Retirement is defined as termination at or after age 55 with 10 or more years of service

Executive Change of Control Policy

Our objective is to provide our Named Executive Officers and other executives with protection under a market competitive change of control severance agreement. The Committee believes that this benefit helps to maintain the impartiality and objectivity of our executives in the event of a change of control situation so that our stockholder interests are protected. The Committee reviews this change of control policy periodically to address whether these protections are consistent with those provided in our competitive market and to be in compliance with federal tax rules affecting nonqualified deferred compensation. For the 2007 fiscal year, our change of control agreements for the Named Executive Officers is summarized below:

Agreement Provision	Description
Severance Triggers

•   Involuntary termination without cause or voluntary resignation for good reason within 2 years following a change of control, or in anticipation of a change of control. Good reason defined as reduction in base salary or annual cash incentive, duties and responsibilities that are materially and adversely diminished, forced relocation of more than 45 miles or failure to provide for assumption of agreement

•   Cause defined as willful and continued failure to perform duties, conviction of a felony, gross misconduct materially and demonstrably injurious to the Company or personal dishonesty that results in substantial personal enrichment

•   Mr. Noddle may terminate employment for any reason during the seventh month following change of control and receive severance benefits

Severance Benefits

•   3x base salary and higher of target, actual annual or prior 3-year average cash incentive

•   3x value of perquisites, additional savings and pension plan accruals and welfare benefits continuation

•   Pro rata annual cash incentive for the year of termination

•   Accelerated vesting of all nonvested equity awards at change of control

•   Full excise tax gross up, if applicable

Deferred Compensation

Executives may elect to defer on a pre-tax basis up to 40 percent of base salary and may elect to defer up to 100 percent of incentive compensation during the plan year under the Company’s Executive Deferred Compensation program. The program allows executives to save for retirement in a tax-effective way at minimal cost to the Company. Under this unfunded program, amounts deferred by the executive accumulate on a tax-deferred basis and are credited at an effective annual interest rate equal to SUPERVALU’s intermediate-term borrowing cost as of each March 1 and September 1, as described in more detail preceding the Nonqualified Deferred Compensation Table on page 39.

Retirement Benefits

Consistent with our overall compensation philosophy to provide careers and promote retention, SUPERVALU maintains a retirement plan for all non-union employees under which a maximum of $175,000 per year in annual benefits may be paid upon retirement based on limitations imposed by Section 415 of the Code. In addition, SUPERVALU maintains a non-qualified supplemental executive retirement plan and an excess benefit plan for certain highly compensated employees, including the Named Executive Officers, that allow for the payment of additional benefits so that such retiring employees may receive, in the aggregate, at least the benefits they would have been entitled to receive if the Code did not impose maximum limitations. Our retirement plans are described in more detail following the Pension Benefits Table on page 36.

SUPERVALU provides post-retirement death benefits for certain designated retired executive officers, which would include the Named Executive Officers if they retire under the SUPERVALU retirement plan. The death benefit is fixed at an amount approximately equal to, on an after-tax basis, an eligible executive’s final base salary. The benefits are funded through life insurance policies owned by SUPERVALU.

For all employees who participate in the Company’s 401(k) Plan, including Named Executive Officers, the Company makes a matching contribution ranging from 20 to 75 percent of the participant’s contribution, up to the first five percent of the participant’s pay. The Company may also make additional profit-sharing contributions to participants’ accounts in the 401(k) Plan based on the financial performance of SUPERVALU, region or retail operations.

Perquisites

SUPERVALU provides our Named Executive Officers and other executives with a limited perquisites program. The Committee will continue to review this perquisites program periodically. For the 2007 fiscal year, SUPERVALU provided the following executive benefits and perquisites to our Named Executives Officers:

Executive Benefit	Description
Financial Counseling and Tax Planning	• Annual maximum reimbursement ranging from $6,000 to $20,000
Post-Retirement Death Benefit Coverage	• A death benefit of 140% of the executive’s final base salary paid to the beneficiary
Personal Aircraft Usage	• Limited to Mr. Noddle and his spouse • Up to 30 hours of personal travel per year at the expense of the Company • Tax reimbursement for imputed income
Executive Physicals	• Annual reimbursement for the full cost of an executive physical

Our Named Executive Officers are eligible to receive a one-time reimbursement for a club membership initiation fee. No Named Executive Officer received such a reimbursement during fiscal 2007.

Executive Stock Ownership and Retention Program

SUPERVALU has an executive stock ownership and retention program for our Named Executive Officers and other executives so that these executives will face the same downside risk and upside potential as our stockholders experience. For the 2007 fiscal year, stock ownership levels for the Named Executive Officers are summarized below:

Position	Number of Shares Required to be Owned
Chief Executive Officer	150,000
Chief Operating Officer	70,000
Other Named Executive Officers	50,000

For purposes of complying with our executive stock ownership and retention program, stock is considered owned if the shares are owned outright or in a vested tax qualified or nonqualified deferred compensation plan, if the shares are owned by immediate family members or legal entities established for their benefit, plus nonvested restricted stock. Outstanding unexercised stock options are not considered owned for purposes of our program. Our Named Executive Officers and other executives may not pledge owned shares as security or enter into any risk hedging arrangements.

Prior to achieving their ownership objective, executives are required to retain shares equal to 100 percent of the net after-tax profit shares received from stock option exercises or the vesting of restricted stock. After they meet their ownership goal, Named Executive Officers are required to retain shares equal to 50 percent of the net after-tax profit shares received from stock option exercises or the vesting of restricted stock. This 50 percent retention requirement can be satisfied on either an individual basis for each stock option exercise or restricted stock vesting event, or on a cumulative basis by aggregating all shares held from the exercise of stock options or the vesting of restricted stock from the date the executive first met our stock ownership requirement.

Each of our Named Executive Officers has met their ownership objective and are in compliance with our program as of the 2007 fiscal year.

Tax and Accounting Considerations

The Committee monitors changes in the regulatory environment when assessing the financial efficiency of the various elements of our executive compensation program. Tax and accounting consequences are analyzed when adopting new or modifying existing executive compensation programs.

The Committee has designed and administered our annual cash incentive and long-term equity incentive plans for executive officers in a manner that generally preserves our federal income tax deductions. Our annual cash incentives for executive officers are administered under a stockholder-approved plan that specifies a formula for determining a maximum annual individual award limit. Our stock options and performance shares for executive officers are granted under other stockholder-approved plans that specify the maximum number of shares that may be awarded annually to plan participants. Our restricted stock unit awards are granted for attraction and retention purposes and are not performance based. Thus, our federal tax deductions from restricted stock awards may be disallowed under certain circumstances. Although recent changes to accounting standards have made stock option grants less favorable, SUPERVALU continues to grant stock options in our long-term equity incentive program because these plans help to align the priorities and actions of executives with the interests of our stockholders. The historic economic value delivered to executives from these programs has been reasonable in relation to the compensation cost reported in our financial statements.

The Committee has designed and administered our deferred compensation, equity compensation and change of control severance plans to be in compliance with federal tax rules affecting nonqualified deferred compensation.

REPORT OF THE EXECUTIVE PERSONNEL AND COMPENSATION COMMITTEE

The Executive Personnel and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted,

Susan E. Engel, Chairperson

Ronald E. Daly

Lawrence A. Del Santo

Edwin C. Gage

Charles M. Lillis

Wayne C. Sales

Kathi P. Seifert

EXECUTIVE COMPENSATION

The following tables and accompanying narrative disclosure should be read in conjunction with “Compensation Discussion and Analysis,” which sets forth the objectives of SUPERVALU’s executive compensation and benefit program.

SUMMARY COMPENSATION TABLE

Name and principal Position	Year	Salary (1) ($)	Bonus (2) ($)	Stock Awards (3) ($)	Option Awards (3) ($)	Non- Equity Incentive Plan Compen- sation (4) ($)	Change in Pension Value and Non- Qualified Deferred Compen- sation Earnings (5) ($)	All Other Compen- sation (6) ($)	Total ($)
Jeffrey Noddle Chairman and Chief Executive Officer	2007	$1,100,000	$—	$2,115,047	$5,040,035	$1,489,125	$2,100,334	$51,550	$11,896,091

Michael L. Jackson President and Chief Operating Officer	2007	630,962	—	508,503	872,586	537,625	422,204	15,497	2,987,377

John H. Hooley (7) Executive Vice President; President Retail East	2007	517,500	—	771,555	540,103	384,773	543,567	10,481	2,767,979

Pamela K. Knous Executive Vice President; Chief Financial Officer	2007	573,077	75,000	444,252	548,806	405,293	136,515	8,193	2,191,136

David L. Boehnen Executive Vice President	2007	470,000	75,000	298,180	778,722	328,898	192,964	19,015	2,162,779

(1)	Amounts shown are not reduced to reflect the Named Executive Officers’ elections, if any, to defer receipt of salary under the Executive Deferred Compensation Plan described in “Compensation Discussion and Analysis.”

(2)	Amounts reflect awards from the annual discretionary bonus pool from which Mr. Noddle may make discretionary cash awards to the Named Executive Officers and other executives in recognition of their extraordinary achievements during any given fiscal year. Other bonuses are paid under our Annual Cash Incentive Plan and, accordingly, amounts are reported under the Non-Equity Incentive Plan Compensation column of this table. The annual discretionary bonus pool and the Annual Cash Incentive Plan are described in “Compensation Discussion and Analysis.”

(3)	Stock and option awards are calculated in accordance with SFAS 123R on the same basis as used for financial reporting purposes for the fiscal year. Refer to Notes 2 and 12 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended February 24, 2007 for our policy and assumptions made in the valuation of share-based payments. The amounts in these columns do not include estimated forfeitures.

(4)	Non-equity incentive plan compensation represents awards earned during fiscal 2007 in recognition of achievement of performance goals under the Annual Cash Incentive Plan. For fiscal 2007, the amounts were earned, in each case, based on achievement of the performance goals at above target levels.

(5)	This column represents both changes in pension value for the Named Executive Officers and above market interest earnings on deferred compensation. For fiscal 2007, the changes in pension values and above market interest earnings on deferred compensation were as follows: Mr. Noddle, $2,100,334 and $0, respectively; Mr. Jackson, $411,727 and $10,477, respectively; Mr. Hooley, $516,187 and $27,380, respectively; Ms. Knous, $136,515 and $0, respectively; and Mr. Boehnen, $190,049 and $2,915, respectively.

(6)	The following components comprise the amounts of “all other compensation” for the Named Executive Officers:

Name	401(k) Contributions	Life Insurance (a)	Executive Physical	Financial Planning	Company Aircraft (b)	Tax Gross-Ups (c)	Total
Jeffrey Noddle	$3,143	$16,151	$2,989	$12,025	$9,768	$7,474	$51,550
Michael L. Jackson	3,143	2,195	3,476	5,000	0	1,683	15,497
John H. Hooley	3,220	1,261	0	6,000	0	0	10,481
Pamela K. Knous	3,250	1,401	0	3,542	0	0	8,193
David L. Boehnen	3,143	3,972	3,824	6,315	0	1,761	19,015

(a)	Represents premiums paid for current employee life insurance coverage under policies maintained by the Company for the benefit of the Named Executive Officer. This retirement benefit is described in “Compensation Discussion and Analysis.”

(b)	We calculate the incremental cost to the Company of any personal use of the corporate aircraft based on the cost of fuel, trip-related maintenance, crew travel expenses, on-board catering, landing fees, trip-related hangar and parking costs and other variable costs. Since the corporate aircraft is primarily for business travel, we do not include the fixed costs that do not change based on usage, such as pilot’s salaries, the purchase cost of the corporate aircraft and the cost of maintenance not related to trips. The Company does not permit personal use of the corporate aircraft for any executive or their spouse other than for Mr. Noddle and his spouse.

(c)	Tax reimbursements on income imputed to Mr. Noddle for use of the corporate aircraft for personal reasons or for reimbursements for travel costs for the officer’s spouse. The Company pays the cost of a spouse’s travel when the spouse attends Company or industry-related events where it is customary and expected that officers attend with their spouses. Tax reimbursements are paid to the officer when these travel costs are imputed as income, and therefore taxable, to the officer.

(7)	Mr. Hooley retired as Executive Vice President; President Retail East effective April 27, 2007.

GRANTS OF PLAN-BASED AWARDS FOR FISCAL YEAR 2007

					Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)
Name	Grant Date		Approval Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards (3) ($/Sh)	Closing Price on Grant Date (3) ($/Sh)	Grant Date Fair Value of Stock and Option Awards
Jeffrey Noddle	4/12/06		4/12/06		$1,031,250	$1,375,000	$3,437,500
	4/12/06		4/12/06					79,165	158,330	296,869					$4,244,827
	4/21/06	(4)	—									177,607	$29.31	$29.07	1,273,034
	4/21/06	(4)	—									1,942	29.31	29.07	14,209
	4/21/06	(4)	—									68,070	29.31	29.07	498,061
	6/2/06	(5)	5/23/06	(5)								291,486	29.58	29.40	2,152,420
	10/12/06	(6)	10/12/06								305,157				9,546,882

Michael L. Jackson	4/12/06		4/12/06		372,317	496,423	1,241,058
	4/12/06		4/12/06					21,815	43,629	81,804					1,169,693
	4/20/06	(7)	4/12/06	(8)								80,000	29.18	29.34	582,752
	11/10/06	(4)	—									4,039	34.03	34.03	24,740
	11/10/06	(4)	—									16,416	34.03	34.03	65,437
	11/10/06	(4)	—									2,313	34.03	34.03	11,778
	11/10/06	(4)	—									13,322	34.03	34.03	67,837
	11/10/06	(4)	—									7,981	34.03	34.03	45,594
	11/10/06	(4)	—									4,242	34.03	34.03	34,647

John H. Hooley	4/12/06		4/12/06		266,463	355,284	888,210
	4/12/06		4/12/06					14,074	28,148	52,778					754,648
	4/20/06	(7)	4/12/06	(8)								70,000	29.18	29.34	509,908
	5/05/06	(4)	—									693	28.85	28.83	4,991
	5/05/06	(4)	—									8,723	28.85	28.83	62,823

Pamela K. Knous	4/12/06		4/12/06		280,673	374,231	935,578
	4/12/06		4/12/06					21,639	43,277	81,144					1,160,256
	4/20/06	(7)	4/12/06	(8)								70,000	29.18	29.34	509,908
	4/18/06	(9)	4/12/06	(8)							5,000				144,950
	11/15/06	(4)	—									7,544	34.16	34.36	74,654
	11/15/06	(4)	—									585	34.16	34.36	5,789

David L. Boehnen	4/12/06		4/12/06		227,769	303,692	759,230
	4/12/06		4/12/06					14,074	28,148	52,778					754,648
	4/18/06	(9)	4/12/06	(8)							5,000				144,950
	4/20/06	(7)	4/12/06	(8)								60,000	29.18	29.34	437,064
	4/20/06	(4)	—									8,326	29.18	29.34	60,650
	10/31/06	(4)	—									7,078	33.42	33.40	28,031

(1)	Represents range of possible awards under our Annual Cash Incentive Plan. The actual amount of the award earned for fiscal 2007 is presented in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. The Annual Cash Incentive Plan is described in “Compensation Discussion and Analysis.” The maximum amount reflects a payout of 250 percent of the target award based on (1) a payout of 200 percent of the target award based on achieving or exceeding the maximum performance measures for net earnings and (2) an increase of the payout percentage by 25 percent for revenue growth exceeding inflation by 3 percent or more.

(2)	Represents performance share units granted under our Long Term Incentive Plan for the fiscal 2007-2008 performance period. The Long Term Incentive Plan is described in “Compensation Discussion and Analysis.” The maximum amount reflects a payout of 187.5 percent of the target award based on (1) a payout of 150 percent of the target award based on achieving or exceeding the maximum performance measures for return on invested capital and (2) an increase of the payout percentage by 25 percent for revenue growth exceeding inflation by 3 percent or more.

(3)	All options are granted with an exercise price equal to the fair market value of the Company’s common stock on the date of grant. For grants prior to April 2007, fair market value was defined under our 2002 Stock Plan as the average of the opening and closing sales prices for the common stock on the New York Stock Exchange for that date. In April 2007, the 2002 Stock Plan was amended to change the definition of fair market value to the closing price for the common stock on the New York Stock Exchange for that date. Except for “reload” stock options, described in (4) below, all options in this table have a seven year term.

(4)	Represents a “reload” stock option granted under the 2002 Stock Plan upon the exercise and payment of the exercise price by delivery of previously owned shares of SUPERVALU common stock. The “grant date” is the date of exercise of the related option. Reload stock options are automatically granted under the terms of the original stock option agreement to which they relate and no further action of the Committee or the Board is required. Each reload stock option is granted for the number of shares tendered as payment for the exercise price and tax withholding obligation, has a per share exercise price equal to the fair market value of a share of the Company’s common stock on the date of grant, is exercisable in full on the date of grant and expires on the same date as the original option. Reload Stock Options were eliminated for all new grants beginning in 2005.

(5)	These options were granted under the 2002 Stock Plan in anticipation of the closing of the Albertson’s merger. While the Board approved the grant on May 23, 2006, it remained subject to the closing of the Albertson’s merger with an exercise price to be determined based on the average of the opening and closing price for our common stock on the closing date of the Albertson’s merger (June 2, 2006). The options vested with respect to 20 percent of the shares on the date of grant and an additional 20 percent of the shares on each of the first, second, third and fourth anniversaries of the grant date.

(6)	Represents a special restricted stock unit grant to Mr. Noddle to retain his services and maintain his continued leadership of the Company, including integrating the new enterprise following completion of the Albertson’s merger. Subject to adjustment and certain performance conditions set forth in the award agreement and Mr. Noddle’s continued employment, the restricted stock units will vest over a period of five years from the grant date, on a cumulative basis as follows: up to 25 percent of the total award on October 12, 2009, up to 50 percent of the total award on October 12, 2010 and up to 100 percent of the total award on October 12, 2011 (subject to extension to December 31, 2011 as provided in the award agreement). The award does not vest in full until the fifth anniversary of the date of grant and the final installment representing one-half of the award is contingent on two factors. The first factor is Mr. Noddle’s development and delivery of an acceptable succession plan to our Board of Directors. The second factor relates to our stock price maintaining a threshold value. In this regard, the number of shares that vest on each vesting date will be reduced if the Company’s stock price on such date is lower than $32.77 (the average of the opening and closing price for our common stock on the grant date), although shares that do not vest as a result of this provision may vest on the next vesting date to the extent that the Company’s stock price is greater than $32.77 on such vesting date. The restricted stock units do not pay dividends.

(7)	Represents options granted under our 2002 Stock Plan. The options vest with respect to 20 percent of the shares on the date of grant and an additional 20 percent of the shares on each of the first, second, third and fourth anniversaries of the grant date.

(8)	At its meeting on April 12, 2006, the Committee determined to delay the grant date for restricted stock until release of our 2006 fiscal year financial results and to delay the grant date for options until the second trading day following such release, consistent with the Company’s “black-out” trading restrictions relating to the release of earnings results for our executives. Following these grants, the black-out trading restriction relating to the release of earnings results for our executives was changed to end on the first trading day after the earnings release rather than on the second trading day after the earnings release.

(9)	Represents a restricted stock award in recognition of the Named Executive Officer’s performance in connection with the Albertson’s merger under our 2002 Stock Plan. The restricted stock vests in full on the third anniversary of the grant date. Dividends are paid on the restricted stock.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 02/24/2007

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexer- cisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock Held That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested (20) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (20) ($)
Jeffrey Noddle	118,137	(1)	78,756	(1)	$30.73	5/26/2014	70,017	(21)	$2,636,840	158,330	(25)	$5,962,708
	58,298	(2)	233,188	(2)	29.58	6/2/2013	57,886	(22)	2,179,987
	70,012	(3)	—		29.31	5/29/2013	305,157	(23)	11,492,213
	151,325	(4)	59,001	(4)	18.99	5/29/2013	60,000	(24)	1,129,800
	999	(5)	999	(5)	18.99	5/29/2013
	100,000	(6)	150,000	(6)	32.71	6/15/2012
	200,000	(7)	—		30.08	5/30/2012
	110,835	(3)	—		33.27	6/26/2011
	177,607	(3)	—		29.31	6/26/2011
	50,000	(8)	—		19.00	6/29/2010
	102,426	(3)	—		33.27	3/14/2010
	60,000	(9)	—		20.69	4/6/2009
	19,450	(10)	—		23.08	4/8/2008
	20,550	(11)	—		23.08	4/8/2008
	150,000	(12)	—		19.39	10/15/2007

Totals:	1,389,639		521,944				493,060			158,330

Michael L. Jackson	39,000	(13)	26,000	(13)	29.90	4/7/2014	13,027	(21)	490,597	43,629	(25)	1,643,068
	16,000	(14)	64,000	(14)	29.18	4/20/2013	18,826	(22)	708,987
	28,017	(3)	—		32.16	4/9/2013	40,000	(24)	1,506,400
	13,000	(15)	13,000	(15)	15.90	4/9/2013
	30,000	(6)	45,000	(6)	32.71	6/15/2012
	50,000	(17)	—		27.98	4/10/2012
	28,000	(18)	42,000	(18)	33.46	4/6/2012
	4,242	(3)	—		34.03	6/27/2011
	15,383	(3)	—		32.16	6/27/2011
	1,953	(3)	—		32.16	6/27/2011
	11,060	(3)	—		29.96	3/14/2010
	8,253	(3)	—		29.96	3/14/2010
	6,763	(3)	—		32.16	3/14/2010
	4,039	(3)	—		34.03	3/14/2010
	7,981	(3)	—		34.03	10/13/2009
	2,313	(3)	—		34.03	4/6/2009
	13,322	(3)	—		34.03	4/6/2009
	16,416	(3)	—		34.03	4/8/2008

Totals:	295,742		190,000				71,853			43,629

John H. Hooley	39,000	(13)	26,000	(13)	29.90	4/7/2014	12,253	(21)	461,448	28,148	(25)	1,060,054
	14,000	(14)	56,000	(14)	29.18	4/20/2013	17,512	(22)	659,502
	693	(3)	—		28.85	4/9/2013	40,000	(24)	1,506,400
	8,723	(3)	—		28.85	4/9/2013
	1,279	(3)	—		31.28	4/9/2013
	15,057	(3)	—		31.28	4/9/2013
	1,997	(3)	—		31.28	4/9/2013
	798	(3)	—		25.07	4/9/2013
	8,853	(3)	—		25.07	4/9/2013
	—		11,742	(15)	15.90	4/9/2013
	—		1,257	(16)	15.90	4/9/2013
	60,000	(17)	—		27.98	4/10/2012
	28,000	(18)	42,000	(18)	33.46	4/6/2012
	23,865	(3)	—		31.28	12/12/2010
	10,242	(3)	—		25.07	12/12/2010
	2,577	(3)	—		25.50	4/8/2008
	2,585	(3)	—		25.50	4/8/2008

Totals:	217,669		136,999				69,765			28,148

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexer- cisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock Held That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested (20) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (20)

Pamela K. Knous	39,000	(13)	26,000	(13)	29.90	4/7/2014	5,000	(26)	188,300	43,277	(25)	1,629,812
	14,000	(14)	56,000	(14)	29.18	4/20/2013	10,319	(21)	388,614
	8,129	(3)	—		34.16	4/9/2013	17,863	(22)	672,721
	8,152	(3)	—		33.93	4/9/2013	30,000	(24)	1,129,800
	6,034	(3)	—		31.80	4/9/2013
	—		10,742	(15)	15.90	4/9/2013
	—		1,257	(16)	15.90	4/9/2013
	10,887	(3)	—		30.62	4/9/2013
	60,000	(17)	—		27.98	4/10/2012
	28,000	(18)	42,000	(18)	33.46	4/6/2012
	70,816	(3)	—		30.46	3/14/2010
	39,134	(3)	—		33.93	4/6/2009
	29,808	(3)	—		33.93	4/8/2008

Totals:	313,960		135,999				63,182			43,277

David L. Boehnen	36,000	(13)	24,000	(13)	29.90	4/7/2014	5,000	(26)	188,300	28,148	(25)	1,060,054
	12,000	(14)	48,000	(14)	29.18	4/20/2013	17,863	(21)	672,721
	8,600	(3)	—		32.37	4/9/2013	10,155	(22)	382,437
	8,326	(3)	—		29.18	4/9/2013	30,000	(24)	1,129,800
	17,503	(3)	—		30.94	4/9/2013
	—		12,000	(15)	15.90	4/9/2013
	16,179	(19)	—		27.98	4/10/2012
	33,821	(17)	—		27.98	4/10/2012
	24,000	(18)	36,000	(18)	33.46	4/6/2012
	26,051	(3)	—		30.94	3/14/2010
	2,183	(3)	—		28.43	3/14/2010
	43,651	(3)	—		30.40	3/14/2010
	40,775	(3)	—		30.94	4/6/2009
	33,655	(3)	—		31.85	4/8/2008
	7,078	(3)	—		33.42	4/8/2008
	15,884	(3)	—		30.40	6/26/2007

Totals:	325,706		120,000				63,018			28,148

(1)	This non-qualified stock option vests at the rate of 20 percent per year, with vesting dates of May 26, 2004, May 26, 2005, May 26, 2006, May 26, 2007 and May 26, 2008.

(2)	This non-qualified stock option vests at the rate of 20 percent per year, with vesting dates of June 2, 2006, June 2, 2007, June 2, 2008, June 2, 2009 and June 2, 2010.

(3)	Represents a “reload” stock option granted under the 2002 Stock Plan upon the exercise and payment of the exercise price by delivery of previously owned shares of SUPERVALU common stock. Each reload stock option is granted for the number of shares tendered as payment for the exercise price and tax withholding obligation, has a per share exercise price equal to the fair market value of a share of the Company’s common stock on the date of grant, is exercisable in full on the date of grant and expires on the same date as the original option.

(4)	This non-qualified stock option vests at the rate of 20 percent per year, with vesting dates of May 29, 2003, May 29, 2004, May 29, 2005, May 29, 2006 and May 29, 2007.

(5)	This incentive stock option vests at the rate of 20 percent per year, with vesting dates of May 29, 2003, May 29, 2004, May 29, 2005, May 29, 2006 and May 29, 2007.

(6)	These non-qualified stock options vest at the rate of 20 percent per year, with vesting dates of June 15, 2005, June 15, 2006, June 15, 2007, June 15, 2008 and June 15, 2009.

(7)	This non-qualified stock option vested at the rate of 20 percent per year, with vesting dates of May 30, 2002, May 30, 2003, May 30, 2004, May 30, 2005 and May 30, 2006.

(8)	This non-qualified stock option vested at the rate of 20 percent per year, with vesting dates of June 29, 2000, June 29, 2001, June 29, 2002, June 29, 2003 and June 29, 2004.

(9)	This non-qualified stock option vested at the rate of 20 percent per year, with vesting dates of April 6, 1999, April 6, 2000, April 6, 2001, April 6, 2002 and April 6, 2003.

(10)	This non-qualified stock option vested at the rate of 20 percent per year, with vesting dates of April 8, 1998, April 8, 1999, April 8, 2000, April 8, 2001 and April 8, 2002.

(11)	This incentive stock option vested at the rate of 20 percent per year, with vesting dates of April 8, 1998, April 8, 1999, April 8, 2000, April 8, 2001 and April 8, 2002.

(12)	This non-qualified stock option vested at the rate of 20 percent per year, with vesting dates of October 15, 1997, October 15, 1998, October 15, 1999, October 15, 2000 and October 15, 2001.

(13)	These non-qualified stock options vest at the rate of 20 percent per year, with vesting dates of April 7, 2004, April 7, 2005, April 7, 2006, April 7, 2007 and April 7, 2008.

(14)	These non-qualified stock options vest at the rate of 20 percent per year, with vesting dates of April 20, 2006, April 20, 2007, April 20, 2008, April 20, 2009 and April 20, 2010.

(15)	These non-qualified stock options vest at the rate of 20 percent per year, with vesting dates of April 9, 2003, April 9, 2004, April 9, 2005, April 9, 2006 and April 9, 2007.

(16)	These incentive stock options vest at the rate of 20 percent per year, with vesting dates of April 9, 2003, April 9, 2004, April 9, 2005, April 9, 2006 and April 9, 2007.

(17)	This non-qualified stock option vests at the rate of 20 percent per year, with vesting of April 10, 2002, April 10, 2003, April 10, 2004, April 10, 2005 and April 10, 2006.

(18)	These non-qualified stock options vest at the rate of 20 percent per year, with vesting dates of April 6, 2005, April 6, 2006, April 6, 2007, April 6, 2008 and April 6, 2009.

(19)	This incentive stock option vests at the rate of 20 percent per year, with vesting dates of April 10, 2002, April 10, 2003, April 10, 2004, April 10, 2005 and April 10, 2006.

(20)	The amounts shown in these columns are calculated using a per share value of $37.66, the closing market price of a share of our common stock on February 23, 2007 (the last trading day preceding the last day of our 2007 fiscal year).

(21)	These restricted stock awards represent the shares earned under performance share awards for the fiscal 2005-2006 performance period under the Long Term Incentive Plan. The shares vested on March 2, 2007.

(22)	These restricted stock awards represent the shares earned under performance share awards for the fiscal 2004-2006 performance period under the Long Term Incentive Plan. The shares vested on March 2, 2007.

(23)	Represents a special restricted stock unit grant to Mr. Noddle to retain his services and maintain his continued leadership of the Company, including integrating the new enterprise following completion of the Albertson’s merger. Subject to adjustment and certain performance conditions set forth in the award agreement and Mr. Noddle’s continued employment, the restricted stock units will vest over a period of five years from the grant date, on a cumulative basis as follows: up to 25 percent of the total award on October 12, 2009, up to 50 percent of the total award on October 12, 2010 and up to 100 percent of the total award on October 12, 2011 (subject to extension to December 31, 2011 as provided in the award agreement). The award does not vest in full until the fifth anniversary of the date of grant and the final installment representing one-half of the award is contingent on two factors. The first factor is Mr. Noddle’s development and delivery of an acceptable succession plan to our Board of Directors. The second factor relates to our stock price maintaining a threshold value. In this regard, the number of shares that vest on each vesting date will be reduced if the Company’s stock price on such date is lower than $32.77 (the average of the opening and closing price for our common stock on the grant date), although shares that do not vest as a result of this provision may vest on the next vesting date to the extent that the Company’s stock price is greater than $32.77 on such vesting date. The restricted stock units do not pay dividends.

(24)	Represents grants of restricted stock units provided for executive retention purposes. Following vesting, the units are paid out in shares of SUPERVALU stock upon the later to occur of a specified age of the executive, one year following retirement or termination or 30 days following death, provided non-competition provisions of the award agreement are adhered to between the vesting and payout dates.

For Mr. Noddle, the restricted stock units became 71 percent vested in June 2002, 86 percent vested in June 2003 and 100 percent vested in June 2004. The age and retirement dates are 60 and June 2006.

For Mr. Jackson, the restricted stock units will become 71 percent vested in April 2008, 86 percent vested in April 2009 and 100 percent vested in April 2010. The age and retirement dates are 60 and December 2011.

For Mr. Hooley, his restricted stock unit award agreement was amended as of February 14, 2007 to provide that, upon his retirement on April 27, 2007, 17,200 of the 40,000 restricted stock units would be forfeited and the remaining 22,800 restricted stock units would vest and be paid out on the date Mr. Hooley reaches age 60 or earlier upon his death.

For Ms. Knous, the restricted stock units became 71 percent vested in June 2005, 86 percent vested in June 2006 and will become 100 percent vested in June 2007. The age and retirement dates are 57 and March 2011.

For Mr. Boehnen, the restricted stock units became 66 2/3 percent vested in June 2004, 83 1/3 percent vested in June 2005 and 100 percent vested in June 2006. The age and retirement dates are 62 and December 2008.

(25)	Represents the target performance shares granted under the Long Term Incentive Plan.

(26)	Represents a restricted stock award in recognition of the Named Executive Officer’s performance in connection with the Albertson’s merger under our 2002 Stock Plan. The restricted stock vests in full on April 18, 2009. Dividends are paid on the restricted stock.

OPTION EXERCISES AND STOCK VESTED FOR FISCAL YEAR 2007

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1) ($)	Number of Shares Acquired on Vesting (2) (#)	Value Realized on Vesting (3) ($)
Jeffrey Noddle	360,487	$4,607,364	37,382	$1,169,683
Michael L. Jackson	79,837	959,919	12,393	387,777
John H. Hooley	14,391	179,128	11,426	357,520
Pamela K. Knous	90,544	661,715	11,759	367,939
David L. Boehnen	40,153	378,468	11,759	367,939

(1)	Amounts reflect the difference between the exercise price of the option and the market price of the Company’s common stock at the time of exercise. The market price is the average of the opening and closing sales prices for the Company’s common stock on the New York Stock Exchange on the exercise date.

(2)	These shares represent restricted stock awards earned from a performance share award under the Company’s Long Term Incentive Plan based on our performance for the fiscal 2003-2005 performance period. The restricted stock awards vest in full one year following issuance. These shares vested on March 2, 2006.

(3)	Amounts reflect the market value of the Company’s common stock on the day the stock vested, determined by multiplying the number of shares acquired on vesting by the average of the opening and closing sales prices for the Company’s common stock on the New York Stock Exchange on the vesting date.

PENSION BENEFITS

Name	Plan Name (1)	Number of Years Credited Service (#)	Present Value of Accumulated Benefit (2) ($)	Payments During Last Fiscal Year ($)
Jeffrey Noddle (3)	Qualified Retirement Plan	30	$841,726	$—
	SERP	30	7,247,736	—
	Deferred Compensation Plan	30	7,816	—

Michael L. Jackson (4)	Qualified Retirement Plan	22.83	389,666	—
	Excess Benefits Plan	22.83	1,009,259	—
	Deferred Compensation Plan	22.83	203,223	—

John H. Hooley (5)	Qualified Retirement Plan	30	599,694	—
	SERP	30	856,078	—
	Deferred Compensation Plan	30	119,436	—

Pamela K. Knous (6)	Qualified Retirement Plan	9.25	170,961	—
	Excess Benefits Plan	9.25	454,027	—

David L. Boehnen (7)	Qualified Retirement Plan	15.67	412,349	—
	Excess Benefits Plan	15.67	945,719	—
	Deferred Compensation Plan	15.67	51,069	—

(1)	We maintain the following programs to provide retirement income to the Named Executive Officers: the SUPERVALU INC. Qualified Retirement Plan (the “Qualified Retirement Plan”), the SUPERVALU INC. Nonqualified Supplemental Executive Retirement Plan (the “SERP”), the SUPERVALU INC. Excess Benefits Plan (the “Excess Benefits Plan”) and the SUPERVALU INC. Executive Deferred Compensation Plan II (the “Deferred Compensation Plan”). Each of these plans is discussed below.

(2)	The calculation of present value of accumulated benefit assumes: (a) a measurement date of November 30, 2006; (b) a discount rate of 5.75 percent; (c) an assumed retirement at age 62 (earliest unreduced retirement age); (d) a single life annuity form of payment; (e) the use of the 1994 Uninsured Pensioner mortality tables; and (f) no pre-retirement decrements.

(3)	Mr. Noddle is currently eligible for early retirement under the Qualified Retirement Plan, the SERP and the Deferred Compensation Plan. Mr. Noddle has elected a lump sum distribution at retirement under the SERP.

(4)	Mr. Jackson has elected a lump sum distribution at retirement under the Excess Benefits Plan for amounts credited to his account after fiscal 2004. For amounts credited prior to fiscal 2005, Mr. Jackson has elected a 10-year installment.

(5)	Mr. Hooley’s present value reflects an offset for benefits previously paid from the SERP.

(6)	Ms. Knous has elected a lump sum distribution at retirement under the Excess Benefits Plan.

(7)	Mr. Boehnen is currently eligible for early retirement under the Qualified Retirement Plan, the Excess Benefits Plan and the Deferred Compensation Plan. Mr. Boehnen has elected a lump sum distribution at retirement under the Excess Benefits Plan.

The Named Executive Officers each participate in the Qualified Retirement Plan and either the SERP or the Excess Benefits Plan. Each of the SERP and the Excess Benefits Plan were designed to restore the loss of qualified retirement plan benefits due to the Internal Revenue Service compensation limits. In addition, Named Executive Officers may also defer compensation under the Deferred Compensation Plan, as described below.

SUPERVALU INC. Qualified Retirement Plan

To participate in the Qualified Retirement Plan, an employee must have one year of service with the Company during which 1,000 hours of service were completed and be at least age 21. Union employees are not covered unless a collective bargaining agreement provides for coverage in the plan. Accrued benefits under the plan are one percent of final average compensation times years of credited service (not to exceed 30 years) plus 0.4 percent of final average compensation in excess of covered compensation times years of credited service (not to exceed 30 years). Final average compensation is defined as the highest five consecutive complete plan years of compensation. Elements of compensation include base pay and bonus pay, less any deferrals under nonqualified deferred compensation plans. Years of credited service are years during which the participant completed at least 1,000 hours of service. Normal retirement is age 65. Accrued benefits are available unreduced at age 62 with 10 or more years of service. Early retirement is available at age 55 with 10 or more years of service. Early retirement reductions are four percent per year prior to age 62.

There are seven optional distribution forms under the Qualified Retirement Plan: single life annuity, which is payable for the lifetime of the participant only; 5, 10 and 15 year term certain annuities, which are payable for the lifetime of the participant with a guaranteed stream of benefits payable to the named beneficiary if the participant dies before the end of the guaranteed term; and 50 percent, 66-2/3 percent and 100 percent joint and survivor annuities, which are payable for the lifetime of the participant with the applicable percentage of the participant’s annuity being paid to the surviving spouse or surviving joint annuitant for their lifetime. Lump sums are also available to certain limited participant groups. These distribution options are elected and payable at early or normal retirement.

SUPERVALU INC. Nonqualified Supplemental Executive Retirement Plan (SERP)

The SERP was designed to restore the loss of qualified retirement plan benefits due to statutory limits on benefits and compensation in such plans and to restore the loss of any qualified retirement plan benefits due to the change in benefit formula in that plan on February 26, 1989. Participation in this plan is limited to employees who satisfy the following requirements: (1) were born before March 1, 1952; (2) have at least 15 years of credited service; (3) are highly compensated employees (as defined under Section 414(q) of the Code) at termination; and (4) on February 26, 1989, were actively employed by SUPERVALU and were participants in the Qualified Retirement Plan. Accrued benefits are 1.7 percent of final average compensation times years of credited service (not to exceed 30 years) minus the sum of (A) 0.1 percent of final average compensation in excess of $75,000 times years of credited service (not to exceed 30 years) and (B) 1/30th of the participant’s approximate social security benefit times years of credited service (not to exceed 30 years) minus the dollar amount of the benefit payable from the Qualified Retirement Plan. Normal retirement is age 65. Accrued benefits are available unreduced at age 62 with 10 or more years of service. Early retirement is available at age 55 with 10 or more years of service. Early retirement reductions are four percent per year prior to age 62.

There are nine basic optional distribution forms under the SERP: single life annuity, which is payable for the lifetime of the participant only; 50 percent, 66-2/3 percent and 100 percent joint and survivor annuities, which are payable for the lifetime of the participant with the applicable percentage of the participant’s annuity being paid to the surviving spouse or joint annuitant for their lifetime; 10 and 15 year term certain annuities, which are payable for the lifetime of the participant with a guaranteed stream of benefits payable to the named beneficiary if the participant dies before the end of the guaranteed term; lump sum; and annual installments over a five or ten year period. Participants who do not file timely distribution elections receive payment in the form of a single lump sum.

Distribution of benefits occurs at the election of the participant: (a) within 30 days of termination; (b) during the month of March following termination; (c) during the month of March following the later of age 55 or termination; (d) during the month of March following the later of age 62 or termination; (e) during the month of March following the later of age 65 or termination; or (f) within 30 days following the later of a specific date or termination. Participants who do not file a timely election, will receive distribution during the March following termination. If distribution is being made to a “key employee,” the portion of the participant’s benefit attributable to benefits accrued after December 31, 2004, will be delayed for 6 months following termination. A “key employee” is any officer with annual compensation greater than $145,000.

SUPERVALU INC. Excess Benefits Plan

The Excess Benefits Plan was designed to restore the loss of qualified retirement plan benefits due to statutory limits on benefits and compensation in such plans. Participation in this plan is limited to employees who satisfy the following requirements: (1) have a benefit in a qualified plan that is reduced by statutory limits; (2) are not covered by the SERP; and (3) are selected for participation by the Committee. Accrued benefits are the additional amount that would have been paid from the qualified plans but for the statutory limits. Normal retirement is age 65. Accrued benefits are available unreduced at age 62 with 10 or more years of service. Early retirement is available at age 55 with 10 or more years of service. Early retirement reductions are four percent per year prior to age 62.

There are seven basic distribution options under the plan: single life annuity, which is payable for the lifetime of the participant only; 50 percent, 66-2/3 percent and 100 percent joint and survivor annuities, which are payable for the lifetime of the participant with the applicable percentage of the participant’s annuity being paid to the surviving spouse or joint annuitant for their lifetime; lump sum; and annual installments over a period of five or ten years. Participants who do not file timely distribution elections receive payment in the form of a single lump sum.

Distribution of benefit occurs at the election of the participant: (a) within 30 days of termination; (b) during the month of March following termination; (c) during the month of March following the later of age 55 or termination; (d) during the month of March following the later of age 62 or termination; or (e) during the month of March following the later of age 65 or termination. Participants who do not file timely elections will receive distribution during the March following termination. If distribution is being made to a “key employee” (as defined above), the portion of the participant’s benefit attributable to benefits accrued after December 31, 2004 will be delayed for six months following termination.

SUPERVALU INC. Executive Deferred Compensation Plan II

Participants in the Deferred Compensation Plan can elect to defer on a pre-tax basis up to 40 percent of base salary and may also elect to defer up to 100 percent of incentive compensation during a plan year. Account balances accumulate on a tax-deferred basis and are credited at an effective annual interest rate equal to SUPERVALU’s intermediate-term borrowing cost as of March 1 and September 1. Participants make a distribution election for each plan year which ranges from a lump sum distribution to an annual payment over 25 years. The fiscal 2007 plan interest rate was 6.20 percent effective February 26, 2006 and was changed to 6.70 percent effective September 1, 2006.

In addition to other benefits described elsewhere, the Deferred Compensation Plan also provides that if a participant suffers a reduction in benefits under certain specified tax qualified plans as a result of deferring compensation into the Deferred Compensation Plan, at the time those other qualified plan benefits commence, the actuarial present value of those reduced benefits is computed and credited to the participant’s account in the Deferred Compensation Plan.

NONQUALIFIED DEFERRED COMPENSATION (1)

Name	Executive Contributions in Last Fiscal Year ($) (2)	Registrant Contributions in Last Fiscal Year ($) (3)	Aggregate Earnings in Last Fiscal Year ($) (4)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year ($)
Jeffrey Noddle	$—	$—	$27,700	$—	$494,278
Michael L. Jackson	63,096	14,025	106,047	—	1,893,644
John H. Hooley	—	13,613	137,418	—	2,147,455
Pamela K. Knous	—	—	—	—	—
David L. Boehnen	23,500	5,145	59,050	—	1,011,310

(1)	The Company offers eligible participants the opportunity to participate each year in the current executive nonqualified deferred compensation plan. Other inactive nonqualified compensation plans also exist and are governed by the respective rules which existed while they were active. The executive contributions for Mr. Jackson and Mr. Boehnen are included in the Summary Compensation Table. The registrant contributions and aggregate earnings are not included in the Summary Compensation Table.

(2)	Contributions credited in fiscal 2007 include deferrals on base salary earned in 2007.

(3)	Because of limitations on the annual compensation that can be taken into account under the 401(k) Plan, participants received an additional contribution by the Company for their 2006 Deferred Compensation Plan deferrals and contributed this restoration to a participant account in 2007 as if there were no income limitations for a Company match or profit sharing contribution under the 401(k) Plan.

(4)	Earnings for both the current and inactive plans are determined as a fixed percentage rate based on current account balances. The current interest rate determination is based on the Company’s intermediate-term borrowing rate.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The tables below reflect the amount of compensation that would be paid to each of the Named Executive Officers in the event of termination of such executive’s employment under several different circumstances. The amounts shown assume that such termination was effective as of the last day of the last completed fiscal year, and thus includes amounts earned through such time and are estimates of the amounts that would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation from SUPERVALU.

For purposes of calculating the estimated potential payments to our Named Executive Officers under the SERP and Excess Benefit Plan, we have used the actuarial factors and assumptions set forth in the plan documents.

Potential Payments and Benefits upon Termination Absent a Change of Control

The first column of the table below sets forth the payments to which each Named Executive Officer would be entitled, other than accrued but unpaid base salary and any benefits payable or provided under broad-based employee benefit plans and programs, in the event of a qualified retirement. The second and third columns of the table reflect payments that would be due in the event of the Named Executive Officer’s termination of employment due to death or disability prior to a change of control of SUPERVALU. In any of these events, we are not obligated to provide any special severance payments, health or welfare benefits or tax gross-ups to the Named Executive Officers. Mr. Noddle and Mr. Boehnen each meet the age and service requirements for retirement and, therefore, accelerated vesting of equity awards would occur upon death, disability or retirement.

Name	Retirement	Death	Disability
Jeffrey Noddle	$7,275,458	$8,815,458	$7,515,458
Michael L. Jackson	821,534	3,131,390	2,488,044
John H. Hooley	1,665,925	2,390,425	1,905,925
Pamela K. Knous	814,906	2,731,842	2,169,534
David L. Boehnen	1,535,627	2,193,627	1,775,627

Long term disability payments would be provided to the Named Executive Officers on a monthly basis, while a life insurance payout would be made as a single cash payment to the beneficiary. All other payouts are made as previously described under the Pension Benefits Table on page 36.

Potential Payments and Benefits upon Termination Following, or in Connection with, a Change of Control

We have entered into change of control agreements with certain of our executives and other employees, including each of the Named Executive Officers.

In general, these agreements entitle the Named Executive Officers to receive a lump sum cash payment if the executive’s employment is terminated (other than for cause or disability, as defined in the agreements) within two years after or in anticipation of a change of control (as defined in the agreements). In addition, Mr. Noddle is entitled to receive this payment if he terminates his employment for any reason during the seventh month following a change of control. The lump sum cash payment is equal to a multiple of three times the Named Executive Officer’s annual base salary, annual bonus (calculated in accordance with the agreements) and the value of the Named Executive Officer’s annual perquisites. Each Named Executive Officer would also receive a lump sum retirement benefit equal to the present value of the additional qualified pension plan benefits the executive would have accrued under the plan absent the early termination. Generally, the Named Executive Officer would also be entitled to continued family medical, dental and life insurance coverage until the earlier of 36 months after termination or the commencement of comparable coverage with a subsequent employer. Each agreement includes a covenant not to compete with SUPERVALU. Due to the possible imposition of excise taxes on the payments, the agreements also provide that the severance benefits payable to a Named Executive Officer will be increased by an amount equal to the excise tax imposed on such payments.

Several of our compensation and benefit plans contain provisions for enhanced benefits upon a change of control of SUPERVALU. These enhanced benefits include immediate vesting of stock options, performance shares, restricted stock and restricted stock unit awards. The Named Executive Officers and other executive officers also hold limited stock appreciation rights, granted in tandem with stock options that would become immediately exercisable upon a change of control, and allow the executive to receive cash for the bargain element in the related stock option. Under our executive deferred compensation plans, benefits payable upon termination may be increased by 30 percent to compensate the Named Executive Officer for any excise tax liability incurred following a change of control. Our retirement plans provide for full vesting if employment terminates under specified circumstances within two years following a change of control. Additionally, the Qualified Retirement Plan provides that if it is terminated within five years following a change of control, any excess plan assets will not revert to the Company and will be used for the benefit of certain plan participants.

We may set aside funds in an irrevocable grantor trust to satisfy our obligations arising from certain of our benefit plans. Funds will be set aside in the trust automatically upon a change of control. The trust assets would remain subject to the claims of our creditors.

The table below sets forth the amounts each Named Executive Officer would be entitled to receive, other than accrued but unpaid base salary and any benefits payable or provided under broad-based employee benefit plans and programs, in the event of a termination of the Named Executive Officer’s employment by SUPERVALU without cause or by the Named Executive Officer for good reason following or in connection with a change in control of SUPERVALU. For purposes of calculating the estimated potential payment to the Named Executive Officers with respect to the pension differential under the change in control agreements, as reflected in the table below, we have used the actuarial factors and assumptions set forth in the plan documents, including an immediate discount rate of 4.69 percent and assuming a lump sum payment of the pension differential. These amounts do not include pension benefits described in the Pension Benefits Table on page 36 and the other retirement benefits described following the Pension Benefits Table.

	Jeffrey Noddle	Michael L. Jackson	John H. Hooley	Pamela K. Knous	David L. Boehnen
Base salary	$3,300,000	$1,892,885	$1,552,500	$1,719,231	$1,410,000
Bonus	4,467,375	1,612,875	1,269,747	1,215,879	986,694
Accelerated vesting of equity awards (1)(2)	21,749,025	4,575,978	3,702,352	2,902,612	2,065,654
Health and welfare benefits	122,310	55,413	52,521	31,710	39,360
401(k) payment	92,813	76,662	59,383	65,761	53,933
Pension valuation differential	556,374	924,772	454,252	526,601	523,874
Perquisites	206,768	93,573	69,750	67,935	83,001
Excise/income tax gross-up	9,573,772	3,163,283	2,391,461	2,095,129	—

Total	$40,068,436	$12,395,441	$9,551,966	$8,624,858	$5,162,516

(1)	The stock option value is calculated by multiplying the number of unvested shares by the difference between the grant price and the closing stock price on February 23, 2007 ($37.66), the last trading day before our fiscal year end. The performance shares and restricted stock value is calculated by multiplying the number of unvested shares by the closing stock price on February 24, 2007.

(2)	Does not include the value of restricted stock that has vested since February 24, 2007.

A change of control generally includes the occurrence of any of the following events or circumstances:

•

the acquisition of 20 percent or more of the outstanding shares of SUPERVALU or the voting power of the outstanding voting securities of SUPERVALU, other than any acquisition from or by SUPERVALU or any SUPERVALU-sponsored employee benefit plan;

•

consummation of a merger or other business combination of SUPERVALU or sale of substantially all of the assets of SUPERVALU, unless following such transaction SUPERVALU’s historic shareholders retain at least 60 percent ownership of the surviving entity;

•

a change in our Board’s composition within any 24-month period such that a majority of the Board’s members does not include those who were members at the date of the beginning of the employment period; or

•	a determination by a majority of our Board that a change of control has occurred.

Cause generally means the willful and continued failure of the officer to substantially perform his or her duties, the conviction of a felony, the willful engaging in gross misconduct that is materially and demonstrably injurious to SUPERVALU or personal dishonesty that results in substantial personal enrichment.

Good reason generally means the annual base salary or highest annual bonus are reduced, the duties and responsibilities or the program of incentive compensation are materially and adversely diminished, the forced relocation of more than 45 miles or the significant increase in travel obligations, the failure to provide for the assumption of the agreement by any successor entity or, for Mr. Noddle, the termination of employment for any reason during the seventh month following the change of control.

REPORT OF AUDIT COMMITTEE

The Audit Committee of the Board of Directors is comprised of the following non-employee directors: Garnett L. Keith, Jr. (Chairperson), A. Gary Ames, Irwin Cohen, Marissa Peterson, Steven S. Rogers and Kathi P. Seifert. All of the members of the Audit Committee are independent directors under the New York Stock Exchange listing standards. In addition, the Board has determined that all members of the Audit Committee are financially literate under the New York Stock Exchange listing standards and that Irwin Cohen qualifies as an “audit committee financial expert” under the rules of the SEC.

The Audit Committee operates under a written charter adopted by the Board of Directors, which is evaluated annually. The charter of the Audit Committee is available on SUPERVALU’s website at http://www.supervalu.com. Click on the tab “Site Map” and then the caption “Corporate Governance” under the heading “About Us.” The Audit Committee selects, evaluates and, where deemed appropriate, replaces SUPERVALU’s independent registered public accountants. The Audit Committee also pre-approves all audit services, engagement fees and terms, and all permitted non-audit engagements, except for certain de minimus amounts.

Management is responsible for SUPERVALU’s internal controls and the financial reporting process. SUPERVALU’s independent registered public accountants are responsible for performing an independent audit of SUPERVALU’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report on SUPERVALU’s consolidated financial statements. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has reviewed SUPERVALU’s audited financial statements for fiscal 2007 and has met and held discussions with management and KPMG LLP, the independent registered public accountants. Management represented to the Audit Committee that SUPERVALU’s consolidated financial statements for fiscal 2007 were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee discussed the consolidated financial statements with KPMG. The Audit Committee also discussed with KPMG matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees.

KPMG provided to the Audit Committee the written disclosure required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Audit Committee discussed with KPMG the accounting firm’s independence.

Based upon the Audit Committee’s discussions with management and KPMG and the Audit Committee’s review of the representation of management and the report of KPMG to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in SUPERVALU’s Annual Report on Form 10-K for the fiscal year ended February 24, 2007, filed with the SEC.

The Executive Personnel and Compensation Committee also considered whether non-audit services provided by the independent registered public accountants during fiscal 2007 were compatible with maintaining their independence and concluded that such non-audit services did not affect their independence.

Respectfully submitted,

Garnett L. Keith, Jr., Chairperson

A. Gary Ames

Irwin Cohen

Marissa Peterson

Steven S. Rogers

Kathi P. Seifert

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS’ FEES

The Audit Committee has a formal policy concerning the approval of audit and non-audit services to be provided by SUPERVALU’s independent registered public accountants. A copy of this policy can be found in the Audit Committee’s charter which is available on SUPERVALU’s website at http://www.supervalu.com. Click on the tab “Site Map” and then the caption “Corporate Governance” under the heading “About Us.” The policy requires that the Audit Committee pre-approve all audit services, engagement fees and terms and all permitted non-audit engagements, subject to the de minimus exceptions permitted pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”). The Chairperson of the Audit Committee is authorized to grant such pre-approvals in the event there is a need for such approvals prior to the next full Audit Committee meeting, provided all such pre-approvals are then reported to the full Audit Committee at its next scheduled meeting.

During fiscal 2007 and 2006, KPMG provided various audit, audit-related and non-audit services to SUPERVALU. The Audit Committee pre-approved all audit services, audit-related services and all other services provided by KPMG in fiscal 2007 and 2006. The following table presents fees for professional services charged by KPMG to SUPERVALU by type and amount for fiscal 2007 and fiscal 2006.

	2007 (3)	2006
($ in thousands)
Audit fees	$5,870	$1,953
Audit-related fees (1)	831	608

Total audit and audit related fees	6,701	2,561
Tax fees (2)	180	—
All other fees	—	—

Total fees	$6,881	$2,561

(1)	Audit-related fees consist principally of fees for audits of financial statements of certain employee benefit plans and audits of the financial statements of certain subsidiaries

(2)	Tax fees consist of fees for tax consultation services

(3)	Fees for 2007 are estimates

PROPOSAL TO APPROVE THE SUPERVALU INC. 2007 STOCK PLAN (ITEM 2)

Reasons for Approval

In May 2007, the Board of Directors adopted, subject to stockholder approval, the SUPERVALU INC. 2007 Stock Plan (the “2007 Stock Plan”). The purpose of the 2007 Stock Plan is to promote the interests of SUPERVALU and our stockholders by aiding us in attracting and retaining employees, officers, consultants, advisors and non-employee Directors who we expect will contribute to our future success. The 2007 Stock Plan will allow us to provide participants with incentives to maximize their efforts on behalf of SUPERVALU through stock-based awards that provide them with opportunities for stock ownership, further aligning the interests of participants with SUPERVALU’s stockholders.

We currently award stock-based compensation, including stock options, restricted stock and performance stock units, under different plans: the SUPERVALU INC. 2002 Stock Plan, the SUPERVALU INC. Long Term Incentive Plan, the SUPERVALU INC. Restricted Stock Plan and the Albertson’s, Inc. 2004 Equity and Performance Incentive Plan. As of April 19, 2007, a total of approximately 12,068,092 shares remained available for future awards under these plans (see the Equity Compensation Plan Information Table on page 50 for more information on grants made under our equity compensation plans). No further awards will be made pursuant to any of our existing equity compensation plans following stockholder approval of the 2007 Stock Plan.

The Board of Directors believes that stock-based compensation is essential in attracting, retaining and recruiting highly qualified officers, employees and non-employee Directors. The 2007 Stock Plan will allow for the continued use of stock-based compensation, and will allow us to make all stock-based awards to all participants throughout our Company under a single plan going forward. As discussed below, the 2007 Stock Plan will also permit us significant flexibility in determining the types and specific terms of awards made to participants. This flexibility will allow us to make future awards based on then-current objectives for aligning compensation with stockholder value.

The following is a summary of the material terms of the 2007 Stock Plan and is qualified in its entirety by reference to the 2007 Stock Plan. A copy of the 2007 Stock Plan is attached as Appendix A to this proxy statement.

Administration

The Executive Personnel and Compensation Committee (the “Committee”) will administer the 2007 Stock Plan and will have full power and authority to determine when and to whom awards will be granted, and the type, amount, form of payment and other terms and conditions of each award, consistent with the provisions of the 2007 Stock Plan. In addition, the Committee can specify whether, and under what circumstances, awards to be received under the 2007 Stock Plan or amounts payable under such awards may be deferred automatically or at the election of either the holder of the award or the Committee. Subject to the provisions of the 2007 Stock Plan, the Committee may amend or waive the terms and conditions, or accelerate the exercisability, of an outstanding award. The Committee has authority to interpret the 2007 Stock Plan and establish rules and regulations for the administration of the 2007 Stock Plan.

The Committee may delegate its powers under the 2007 Stock Plan to one or more Directors (including a Director who is also one of our officers), except that the Committee may not delegate its powers to grant awards to executive officers or Directors who are subject to Section 16 of the Exchange Act, or in a way that would violate Section 162(m) of the Code. The Board of Directors may also exercise the powers of the Committee at any time, so long as its actions would not violate Rule 16b-3 promulgated by the SEC under the Exchange Act or Section 162(m) of the Code. The Committee also may authorize one or more of our officers to grant options under the 2007 Stock Plan, subject to the limitations of Section 157 of the Delaware General Corporation Law, but these officers will not be authorized to grant options to officers or Directors of SUPERVALU or any affiliate who are subject to Section 16 of the Exchange Act.

Eligible Participants

Any employee, officer, consultant, advisor or non-employee Director providing services to us or any of our affiliates, who is selected by the Committee, is eligible to receive an award under the 2007 Stock Plan. As of April 18, 2007, approximately 3,500 employees, officers, consultants, advisors and Directors were eligible as a class to be selected by the Committee to receive awards under the 2007 Stock Plan.

Shares Available For Awards

The aggregate number of shares of our common stock that may be issued under all stock-based awards made under the 2007 Stock Plan will be 35,000,000. No person may be granted under the 2007 Stock Plan in any taxable year options, stock appreciation rights or any other awards, the value of which is based solely on an increase in the value of our common stock after the date of grant of the award, of more than 1,000,000 shares in the aggregate. The maximum amount payable pursuant to all performance awards to any person in the aggregate in any taxable year under the 2007 Stock Plan will be $5,000,000 in value, whether payable in cash, shares of our common stock or other property.

The Committee will adjust the number of shares and share limits described above in the case of a stock dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares, issuance of warrants or other rights or other similar corporate transaction or event that affects shares of our common stock, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the 2007 Stock Plan.

We commit to our stockholders that for the three year period comprising our 2008, 2009 and 2010 fiscal years, we will not grant a number of shares subject to stock options, SARs or stock awards to employees or non-employee directors greater than an average of 2.91 percent of the number of shares of our common stock that will be outstanding as calculated at the end of each fiscal year over the three year period. For purposes of this calculation, the number of shares that we grant in any one year can exceed 2.91 percent of the number of shares of our common stock that we have outstanding so long as the average number of shares that we grant during such three-year period does not exceed 2.91 percent. Furthermore, in determining the number of shares granted in a particular year, each option or SAR will count at the rate of one to one and each stock award will count at the rate of 3.8 to one.

Accounting for Awards

If an award entitles the holder to receive or purchase shares of our common stock, the shares covered by such award or to which the award relates will be counted against the aggregate number of shares available for awards under the 2007 Stock Plan as follows:

•	with respect to stock options and stock appreciation rights, the number of shares available for awards will be reduced by one share for each share covered by such award or to which the award relates;

•

with respect to any awards other than stock options and stock appreciation rights, the number of shares available for awards will be reduced by 3.8 shares for each share covered by such award or to which such award relates;

•

for stock appreciation rights settled in shares upon exercise, the aggregate number of shares with respect to which the stock appreciation right is exercised, rather than the number of shares actually issued upon exercise, will be counted against the number of shares available for awards under the 2007 Stock Plan;

•

awards that do not entitle the holder to receive or purchase shares and awards that are denominated at the time of grant as payable only in cash will not be counted against the aggregate number of shares available for awards under the 2007 Stock Plan; and

•

awards that at the time of grant could be payable in cash or shares and that are settled in cash will not be counted against the aggregate number of shares available for awards under the 2007 Stock Plan.

If any shares covered by an award or to which an award relates are not purchased or are forfeited (including shares of restricted stock, whether or not dividends have been paid on such shares), or if an award otherwise terminates or is cancelled without delivery of any shares, then the number of shares counted pursuant to the 2007 Stock Plan against the aggregate number of shares available under the 2007 Stock Plan with respect to such award, to the extent of any such forfeiture, termination or cancellation, will again be available for granting awards under the 2007 Stock Plan. Shares that are tendered to us in full or partial payment upon exercise of an award and shares withheld by or otherwise remitted to us in connection with the satisfaction of tax obligations relating to an award will not become available again for granting awards under the 2007 Stock Plan.

Types of Awards and Terms and Conditions

The 2007 Stock Plan permits the granting of:

•	stock options (including both incentive and non-qualified stock options);

•	stock appreciation rights (“SARs”);

•	restricted stock and restricted stock units;

•	dividend equivalents;

•	performance awards of cash, stock or property;

•	stock awards; and

•	other stock-based awards.

Awards may be granted alone, in addition to, in combination with or in substitution for, any other award granted under the 2007 Stock Plan or any other compensation plan. Awards can be granted for no cash consideration or for any cash or other consideration as may be determined by the Committee or as required by applicable law. Awards may provide that upon the grant or exercise thereof, the holder will receive cash, shares of our common stock, other securities or property, or any combination of these in a single payment, installments or on a deferred basis. The exercise price per share under any stock option and the grant price of any SAR may not be less than the fair market value of our common stock on the date of grant of such option or SAR except to satisfy legal requirements of foreign jurisdictions or if the award is in substitution for an award previously granted by an entity acquired by us. Determinations of fair market value under the 2007 Stock Plan will be made in accordance with methods and procedures established by the Committee. The term of awards may not be longer than 10 years from the date of grant, except that the term of each option and each SAR may not be longer than 7 years from the date of grant. Awards will be adjusted by the Committee in the case of a stock dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares, issuance of warrants or other rights or other similar corporate transaction or event that affects shares of our common stock in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the 2007 Stock Plan.

Stock Options. The holder of an option will be entitled to purchase a number of shares of our common stock at a specified exercise price during a specified time period, all as determined by the Committee.

The option exercise price may be payable either in cash or, at the discretion of the Committee, in other securities or other property having a fair market value on the exercise date equal to the exercise price.

Stock Appreciation Rights. The holder of an SAR is entitled to receive the excess of the fair market value (calculated as of the exercise date or, at the Committee’s discretion, as of any time during a specified period before or after the exercise date) of a specified number of shares of our common stock over the grant price of the SAR. SARs vest and become exercisable in accordance with a vesting schedule established by the Committee.

Restricted Stock and Restricted Stock Units. The holder of restricted stock will own shares of our common stock subject to restrictions imposed by the Committee (including, for example, restrictions on the right to vote the restricted shares or to receive any dividends with respect to the shares) for a specified time period determined by the Committee. The holder of restricted stock units will have the right, subject to any restrictions imposed by the Committee, to receive shares of our common stock, or a cash payment equal to the fair market value of those shares, at some future date determined by the Committee. The Committee may permit accelerated vesting in the case of a participant’s death, disability or retirement, or a change in control of SUPERVALU. If the participant’s employment or service as a Director terminates during the vesting period for any other reason, the restricted stock and restricted stock units will be forfeited, unless the Committee determines that it would be in our best interest to waive the remaining restrictions.

Dividend Equivalents. The holder of a dividend equivalent will be entitled to receive payments (in cash, shares of our common stock, other securities or other property) equivalent to the amount of cash dividends paid by us to our stockholders, with respect to the number of shares determined by the Committee. Dividend equivalents will be subject to other terms and conditions determined by the Committee, but the Committee may not grant dividend equivalents in connection with grants of options or SARs.

Performance Awards. The Committee may grant performance awards under the 2007 Stock Plan. A performance award may be denominated or payable in cash, stock (including restricted stock and restricted stock units), other securities, other awards or other property, and confers on the holder the right to receive payments, in whole or in part, upon the achievement of performance goals during a performance period as established by the Committee. The performance goals to be achieved during any performance period, the length of any performance period, the amount of any performance award granted, the amount of any payment or transfer to be made pursuant to any performance award and any other terms and conditions of any performance award will be determined by the Committee. Performance awards that are granted to participants who may be “covered employees” under Section 162(m) of the Code and that are intended to be “qualified performance based compensation” within the meaning of Section 162(m) of the Code, to the extent required by Section 162(m) of the Code, must be conditioned solely on the achievement of one or more objective performance goals established by the Committee within the time prescribed by Section 162(m) of the Code, and must otherwise comply with the requirements of Section 162(m) of the Code.

Performance goals must be based solely on one or more of the following business criteria, applied on a corporate, subsidiary, division, business unit or line of business basis: sales, revenue, costs, expenses, earnings (including one or more of net profit after tax, gross profit, operating profit, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization and net earnings), earnings per share, earnings per share from continuing operations, operating income, pre-tax income, operating income margin, net income, margins (including one or more of gross, operating and net income margins), returns (including one or more of return on actual or proforma assets, net assets, equity, investment, capital and net capital employed), stockholder return (including total stockholder return relative to an index or peer group), stock price, economic value added, cash generation, cash flow, unit volume, working capital, market share, cost reductions and strategic plan development and implementation. The measure of performance may be set by reference to an absolute standard or a comparison to specified companies or groups of companies, or other external measures. The Committee may establish rules during the first 90 days of a performance period to permit the Committee to adjust any evaluation of the performance under the applicable goals to exclude the effect of certain events, including asset write-downs; litigation or claim judgments or settlements; changes in tax law, accounting principles or other such laws or provisions affecting reported results; severance, contract termination and other costs related to exiting certain business activities; and gains or losses from the disposition of businesses or assets or from the early extinguishment of debt.

Stock Awards. The Committee may grant unrestricted shares of our common stock, subject to terms and conditions determined by the Committee and the limitations in the 2007 Stock Plan.

Other Stock-Based Awards. The Committee is also authorized to grant other types of awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to our common stock, subject to terms and conditions determined by the Committee and the limitations in the 2007 Stock Plan.

Duration, Termination and Amendment

Unless discontinued or terminated by the Board of Directors, the 2007 Stock Plan will expire on May 23, 2017. No awards may be made after that date. However, unless otherwise expressly provided in an applicable award agreement, any award granted under the 2007 Stock Plan prior to expiration may extend beyond the expiration of the 2007 Stock Plan through the award’s normal expiration date.

The Board of Directors may amend, alter, suspend, discontinue or terminate the 2007 Stock Plan at any time, although stockholder approval must be obtained for any amendment to the 2007 Stock Plan that would increase the number of shares of our common stock available under the 2007 Stock Plan, increase the award limits under the 2007 Stock Plan, permit awards of options or SARs at a price less than fair market value, permit repricing of options or SARs, or cause Section 162(m) of the Code to become unavailable with respect to the 2007 Stock Plan. Stockholder approval is also required for any action that requires stockholder approval under the rules and regulations of the SEC, the New York Stock Exchange or any other securities exchange that are applicable to us.

Prohibition on Repricing Awards

Without the approval of our stockholders, the Committee will not reprice, adjust or amend the exercise price of any options or the grant price of any SAR previously awarded, whether through amendment, cancellation and replacement grant or any other means, except in connection with a stock dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares, issuance of warrants or other rights or other similar corporate transaction or event that affects shares of our common stock, in order to prevent dilution or enlargement of the benefits, or potential benefits intended to be provided under the 2007 Stock Plan.

Transferability of Awards

Unless otherwise provided by the Committee, awards other than stock awards under the 2007 Stock Plan may only be transferred by will or by the laws of descent and distribution. Incentive stock options may only be transferred by will or by the laws of descent and distribution. No award other than stock awards may be transferred for value.

Federal Income Tax Consequences

Grant of Options and SARs. The grant of a stock option or SAR is not expected to result in any taxable income for the recipient.

Exercise of Options and SARs. Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of our common stock acquired on the date of exercise over the exercise price, and we will generally be entitled at that time to an income tax deduction for the same amount. The holder of an incentive stock option generally will have no taxable income upon exercising the option (except that an alternative minimum tax liability may arise), and we will not be entitled to an income tax deduction. Upon exercising a SAR, the amount of any cash received and the fair market value on the exercise date of any shares of our common stock received are taxable to the recipient as ordinary income and generally deductible by us.

Disposition of Shares Acquired Upon Exercise of Options and SARs. The tax consequence upon a disposition of shares acquired through the exercise of an option or SAR will depend on how long the shares have been held and whether the shares were acquired by exercising an incentive stock option or by exercising a non-qualified stock option or SAR. Generally, there will be no tax consequence to us in connection with the disposition of shares acquired under an option or SAR, except that we may be entitled to an income tax deduction in the case of the disposition of shares acquired under an incentive stock option before the applicable incentive stock option holding periods set forth in the Code have been satisfied.

Awards Other than Options and SARs. As to other awards granted under the 2007 Stock Plan that are payable either in cash or shares of our common stock that are either transferable or not subject to substantial risk of forfeiture, the holder of the award must recognize ordinary income equal to (a) the amount of cash received or, as applicable, (b) the excess of (i) the fair market value of the shares received (determined as of the date of receipt) over (ii) the amount (if any) paid for the shares by the holder of the award. We will generally be entitled at that time to an income tax deduction for the same amount.

As to an award that is payable in shares of our common stock that are restricted from transfer and subject to substantial risk of forfeiture, unless a special election is made by the holder of the award under the Code, the holder must recognize ordinary income equal to the excess of (i) the fair market value of the shares received (determined as of the first time the shares become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (ii) the amount (if any) paid for the shares by the holder of the award. We will generally be entitled at that time to an income tax deduction for the same amount.

Income Tax Deduction. Subject to the usual rules concerning reasonable compensation, including our obligation to withhold or otherwise collect certain income and payroll taxes, and assuming that, as expected, stock options, SARs and certain other performance awards paid under the 2007 Stock Plan are “qualified performance-based compensation” within the meaning of Section 162(m) of the Code, we will generally be entitled to a corresponding income tax deduction at the time a participant recognizes ordinary income from awards made under the 2007 Stock Plan.

Special Rules for Executive Officers and Directors Subject to Section 16 of the Exchange Act. Special rules may apply to individuals subject to Section 16 of the Exchange Act. In particular, unless a special election is made pursuant to the Code, shares received through the exercise of a stock option or SAR may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized and the amount of our income tax deduction will be determined as of the end of that period.

Delivery of Shares for Tax Obligation. Under the 2007 Stock Plan, the Committee may permit participants receiving or exercising awards, subject to the discretion of the Committee and upon such terms and conditions as it may impose, to deliver shares of our common stock (either shares received upon the receipt or exercise of the award or shares previously owned by the participant) to us to satisfy federal, state or local tax obligations.

Section 409A of the Code. The Committee will administer and interpret the 2007 Stock Plan and all award agreements in a manner consistent with the intent to satisfy the requirements of Section 409A of the Code to avoid any adverse tax results thereunder to a holder of an award. If any provision of the 2007 Stock Plan or any award agreement would result in such adverse consequences, the Committee may amend that provision or take other necessary action to avoid any adverse tax results and no such action will be deemed to impair or otherwise adversely affect the rights of any holder of an award under the 2007 Stock Plan.

New Plan Benefits

No benefits or amounts have been granted, awarded or received under the 2007 Stock Plan that were subject to stockholder approval. In addition, the Committee in its sole discretion will determine the number and types of awards that will be granted under the 2007 Stock Plan. Thus, it is not possible to determine the benefits that will be received by eligible participants if the 2007 Stock Plan were to be approved by our stockholders. The closing price of a share of our common stock, as reported on the New York Stock Exchange on April 27, 2007, was $46.01.

Equity Compensation Plan Information

The following table sets forth information as of February 24, 2007 about SUPERVALU’s common stock that may be issued under all of its equity compensation plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted- average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	18,684,284	(2)(3)	$33.42	(2)(3)(4)	16,641,336	(5)
Equity compensation plans not approved by security holders (6)(7)	3,864,285		27.65		495,269	(8)
Total	22,548,569		$32.41	(4)	17,136,605	(5)(8)

(1)	Includes SUPERVALU’s 1989 Stock Appreciation Rights Plan, 1983 Employee Stock Option Plan, 1993 Stock Plan, 2002 Stock Plan, SUPERVALU/Richfood Stock Incentive Plan, 2002 Long Term Incentive Plan, Albertson’s, Inc. 1995 Stock-Based Incentive Plan and Albertson’s, Inc. 2004 Equity and Performance Incentive Plan.

(2)	Includes options for 425,299 shares under the Albertson’s, Inc. 2004 Equity and Performance Incentive Plan at a weighted average exercise price of $28.87 per share that were assumed in connection with the Albertson’s merger effective June 2, 2006.

(3)	Includes options for 9,502,270 shares under the Albertson’s, Inc. 1995 Stock-Based Incentive Plan at a weighted average exercise price of $37.86 per share that were assumed in connection with the Albertson’s merger effective June 2, 2006.

(4)	Excludes 505,157 restricted stock units included in column (a) which do not have an exercise price. Such units vest and are payable in shares after the expiration of the time periods set forth in their restricted stock unit agreements.

(5)	In addition to grants of options, warrants or rights, includes the following shares available for issuance in the form of restricted stock, performance awards and other types of stock-based awards: 2002 Stock Plan, 1,636,528 shares; 2002 Long Term Incentive Plan, 335,907 shares; and Albertson’s Inc. 2004 Equity Performance and Incentive Plan, as assumed by the Company, 147,451 shares.

(6)	Includes SUPERVALU’s 1997 Stock Plan and Restricted Stock Plan.

(7)	Does not include outstanding options for 11,124 shares of common stock at a weighted average exercise price of $26.00 per share that were assumed in connection with the merger of Richfood Holdings, Inc. into SUPERVALU effective August 31, 1999.

(8)	Includes 440,769 shares under the 1997 Stock Plan available for issuance in the form of restricted stock, performance awards and other types of stock-based awards in addition to the granting of options, warrants or stock appreciation rights and 54,500 shares under the Restricted Stock Plan available for issuance as restricted stock.

1997 Stock Plan. The Board of Directors adopted the 1997 Stock Plan on April 9, 1997 to provide for the granting of nonqualified stock options, restoration options, SARs, restricted stock, restricted stock units and performance awards to key employees of SUPERVALU or any of its subsidiaries. A total of 10,800,000 shares were authorized for awards under the 1997 Stock Plan. The Board amended this plan August 18, 1998, March 14, 2000 and April 10, 2002. The 1997 Stock Plan expired on April 9, 2007 and, therefore, no further awards may be granted under the 1997 Stock Plan. Stock options covering a total of 3,864,285 shares remained outstanding under the 1997 Stock Plan as of April 9, 2007. All employees, consultants or independent contractors providing services to SUPERVALU, other than officers or directors of SUPERVALU or any of its affiliates who are subject to Section 16 of the Exchange Act, are eligible to participate in the 1997 Stock Plan. The Board administers the 1997 Stock Plan and has discretion to set the terms of all awards made under the 1997 Stock Plan, except as otherwise expressly provided in the 1997 Stock Plan. Options granted under the 1997 Stock Plan may not have an exercise price less than 100 percent of the fair market value of SUPERVALU’s common stock on the date of the grant. Unless the Board otherwise specifies, restricted stock and restricted stock units will be forfeited and reacquired by SUPERVALU if an employee is terminated.

Restricted Stock Plan. The Board of Directors adopted the Restricted Stock Plan on April 10, 1991 to provide for the granting of restricted stock to key management employees of SUPERVALU or any of its subsidiaries who are not subject to the provisions of Section 16 of the Exchange Act at the time of an award. The Board amended this plan on February 24, 2001 to increase the total shares available for issuance to 300,000. This plan has no expiration date. The Chief Executive Officer administers this plan and may determine who is eligible to participate in the Restricted Stock Plan, the number of shares to be covered by each award and the terms and conditions of any award or agreement under the Restricted Stock Plan, including the forfeiture, transfer or other restrictions relating to such award. No further awards will be granted under the Restricted Stock Plan if the 2007 Stock Plan is approved by stockholders.

The Board of Directors recommends a vote “FOR” approval of the 2007 Stock Plan.

PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS (ITEM 3)

The Audit Committee of our Board of Directors has appointed KPMG LLP as our independent registered public accountants for the year ending February 23, 2008. Stockholder ratification of the appointment of KPMG as our independent registered public accountants is not required by our bylaws or otherwise. However, the Board of Directors is submitting the appointment of KPMG to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee, which is solely responsible for appointing and terminating our independent registered public accountants, may in its discretion, direct the appointment of different independent registered public accountants at any time during the year if it determines that such a change would be in the best interests of SUPERVALU and its stockholders.

A representative of KPMG will be present at the Annual Meeting with the opportunity to make a statement and to respond to questions.

The Board of Directors recommends a vote “FOR” the proposal to ratify the appointment of KPMG LLP as independent registered public accountants.

STOCKHOLDER PROPOSAL REGARDING REPORT ON CONTROLLED-ATMOSPHERE KILLING (ITEM 4)

People for the Ethical Treatment of Animals (“PETA”), 501 Front Street, Norfolk, Virginia 23510, beneficial owner of 119 shares of SUPERVALU common stock, has notified us that they intend to present the following resolution at the Annual Meeting. The Board of Directors unanimously recommends a vote “AGAINST” this stockholder proposal. As required by the rules of the SEC, the text of the resolution and the supporting statement of PETA are included below exactly as submitted by PETA.

Shareholder Resolution re Report on Controlled-Atmosphere Killing

RESOLVED, to advance both Supervalu’s financial interests and the welfare of the animals supplied to its stores, shareholders request that the Board of Directors issue a report to shareholders by December 2007 making transparent the progress made toward encouraging its suppliers to evaluate controlled-atmosphere killing (CAK), the least cruel form of poultry slaughter available. This progress report should be prepared at a reasonable cost and omit proprietary information.

Supporting Statement

Every chicken sold by Supervalu is killed using the electric immobilization process, which involves dumping and shackling live birds, shocking them in an electrified water bath, slitting their throats, and defeathering them in tanks of scalding-hot water. Electric immobilization lowers product quality and is cruel:

•	Birds suffer broken bones, bruising, and hemorrhaging when they are dumped and shackled, which lowers meat quality.

•

Birds flap about, and many miss the stun baths entirely; those who are shocked are merely immobilized and still feel pain afterward. Many birds also miss the killing blades. This means that live birds enter the scalding tanks, which decreases yield because these birds are condemned. It also increases contamination (live birds defecate in tanks). According to the U.S. Department of Agriculture (USDA) Food Safety and Inspection Service, “[P]oultry products are more likely to be adulterated if they are produced from birds [who] have not been treated humanely” (70 Fed. Reg. 56624).

•

Workers handle live birds at every stage. Consequently, abuse has been documented at the plants of America’s top poultry suppliers—including one where workers were found stomping on live birds, spitting tobacco in their eyes, and spray-painting their faces.

CAK is USDA-approved and improves product quality, yield, and animal welfare:

•

With CAK, birds are placed in chambers while they are still in their transport crates, where their oxygen is replaced with inert gasses (i.e., argon and nitrogen), efficiently and gently putting them “to sleep.”

•

CAK improves product quality by lowering rates of broken bones, bruising, and contamination; increases shelf life by slowing down the decaying process; eliminates the possibility that conscious birds will be scalded to death (which would decrease contamination and increase yield); and eliminates the possibility of workers’ abusing the animals, since birds are dead before being handled.

•

Every published review of CAK—including one conducted by McDonald’s—concludes that it is superior to electric immobilization with regard to animal welfare, as do top animal welfare scientists like Dr. Temple Grandin, a world-renowned meat-industry advisor.

Although CAK improves product quality and the treatment of animals—and is a matter of significant social and public policy—Supervalu has yet to show its investors what it is doing to pursue it. Clearly, it is in the Company’s best interests that shareholders vote for this resolution.

Board of Directors’ Statement in Opposition of the Proposal

The Board of Directors unanimously recommends a vote “AGAINST” this stockholder proposal.

Your directors understand the importance of humane processing of animals within the supply chain of protein vendors. While we do not directly engage in the raising or processing of animals at our stores, we are a purchaser of these products. As such, we are developing a philosophy for how to handle animal processing and will provide a copy of that philosophy to our vendors of protein products. It is our belief, however, that when applicable governmental bodies are best situated to determine required handling procedures based on appropriate science, technology and application, and we will follow their lead in this regard. Furthermore, we believe that producing a progress report would likely lead to reduced profitability to you.

We will continue to monitor and ensure compliance of the vendor community with required humane processing of animals consistent with government regulations, will support programs that are adopted as industry standards and will stay attuned to new technologies developed to advance these processes.

For the foregoing reasons, the Board of Directors believes that this stockholder proposal is not in the best interests of SUPERVALU or in the best interests of our stockholders. Therefore, the Board of Directors unanimously recommends a vote “AGAINST” this stockholder proposal.

OTHER INFORMATION

SUPERVALU Mailing Address

The mailing address of our principal executive offices is: SUPERVALU INC., P.O. Box 990, Minneapolis, Minnesota 55440.

Stockholder Proposals for the 2008 Annual Meeting

In accordance with rules of the SEC, all proposals of stockholders that are requested to be included in SUPERVALU’s Proxy Statement for the 2008 Annual Meeting of Stockholders must be received by the Corporate Secretary on or before January 7, 2008.

In accordance with our bylaws, any other stockholder proposals to be presented at the 2008 Annual Meeting must be given in writing to the Corporate Secretary and received at our principal executive offices no later than the close of business on January 24, 2008, nor earlier than December 25, 2007. The proposal must contain specific information required by our bylaws, a copy of which is available on SUPERVALU’s website at http://www.supervalu.com. Click on the tab “Site Map” and then the caption “Corporate Governance” under the heading “About Us.” Copies of the bylaws are also available by writing to the Corporate Secretary at the mailing address above.

Communications with the Board of Directors

Stockholders that desire to communicate with the Board of Directors, the non-employee members of the Board of Directors or any individual member of the Board of Directors may do so by sending a letter addressed to the director or directors in care of the Corporate Secretary at the mailing address above. All such correspondence will be forwarded to the appropriate director or directors.

Code of Ethics

SUPERVALU has adopted a Code of Ethics that applies to its principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions, and all other employees and non-employee directors. The Code of Ethics is available on SUPERVALU’s website at http://www.supervalu.com. Click on the tab “Site Map” and then the caption “Corporate Governance” under the heading “About Us.” Copies of the Code of Ethics are also available to any stockholder who submits a request to the Corporate Secretary at the mailing address above.

Expenses of Solicitation

This solicitation of proxies is being made by SUPERVALU and we will pay the costs of such solicitation. We arrange with brokerage houses, custodians, nominees and other fiduciaries to send proxy materials to their principals and we reimburse them for their expenses in this regard. In addition to solicitation by mail, proxies may be solicited by our employees, by telephone or personally. No additional compensation will be paid for such employee solicitation. We also have retained Innisfree M&A Incorporated to assist in the solicitation of proxies for an estimated fee of $10,000 plus out-of-pocket expenses.

Section 16(a) Beneficial Ownership Reporting Compliance

The rules of the SEC require our directors, executive officers and holders of more than 10 percent of our common stock to file reports of stock ownership and changes in ownership with the SEC. Based on the Section 16 reports filed by our directors and executive officers and written representations of our directors and executive officers we believe there were no late or inaccurate filings for transactions occurring during fiscal 2007, except as follows: (1) a late filing on Form 4 was made by Mr. Boehnen on April 25, 2006 reporting 4,781 shares delivered for taxes upon the grant of a restricted stock award; (2) a late filing on Form 4 was made by Mr. Noddle on June 27, 2006 reporting 15 shares received as consideration in the merger with Albertson’s and (3) a late filing was made by Peter Van Helden on July 14, 2006 reporting a derivative security of 5,547 units that should have been reported following the merger with Albertson’s.

Householding

Only one copy of each of our Annual Report to Stockholders and this Proxy Statement have been sent to multiple stockholders who share the same address and last name, unless we have received contrary instructions from one or more of those stockholders. This procedure is referred to as “householding.” We have been notified that certain intermediaries (brokers or banks) will also household proxy materials. We will deliver promptly, upon oral or written request, separate copies of the Annual Report and Proxy Statement to any stockholder at the same address. If you wish to receive separate copies of one or both of these documents, or if you do not wish to participate in householding in the future, you may write to our Corporate Secretary at SUPERVALU INC., P.O. Box 990, Minneapolis, Minnesota 55440, or call (952) 828-4289. You may contact your broker or bank to make a similar request. Stockholders sharing an address who now receive multiple copies of our Annual Report and Proxy Statement may request delivery of a single copy of each document by writing or calling us at the address or telephone number above or by contacting their broker or bank (provided the broker or bank has determined to household proxy materials).

Electronic Access to Annual Report and Proxy Statement

Our Notice of Annual Meeting, Proxy Statement and Annual Report are available on SUPERVALU’s website at http://www.supervalu.com. Click on the tab “Site Map” and then the caption “Annual Report and Proxy Statement” under the heading “About Us” and the subheading “Investors.” Instead of receiving paper copies of the Annual Report and Proxy Statement in the mail, you may elect to access these documents on the Internet. Opting to receive your proxy materials online saves us the cost of producing and mailing bulky documents to your home or business.

Requests for Copies of Annual Report

SUPERVALU will furnish to stockholders, without charge, a copy of its Annual Report on Form 10-K for the fiscal year ended February 24, 2007, as filed with the SEC upon receipt of a written request addressed to our Corporate Secretary at SUPERVALU INC., P.O. Box 990, Minneapolis, Minnesota 55440.

Record Stockholders: To consent to electronic access to these documents in the future, go to http://www.econsent.com/svu and follow the prompts. If you vote by Internet, simply follow the prompts that will link you to http://www.econsent.com/svu.

If you vote by telephone or mail, you can enroll for access only through http://www.econsent.com/svu.

Owners of Shares Held in Street Name: Check the information provided to you in the proxy materials mailed to you by your bank or broker.

Appendix A

SUPERVALU INC.

2007 STOCK PLAN

SUPERVALU INC.

2007 STOCK PLAN

Section 1. Purpose

The purpose of the Plan is to promote the interests of the Company and its stockholders by aiding the Company in attracting and retaining employees, officers, non-employee Directors, consultants and advisors capable of assuring the future success of the Company, to offer such persons incentives to put forth maximum efforts for the success of the Company’s business and to compensate such persons through various stock-based and other arrangements and provide them with opportunities for stock ownership in the Company, thereby aligning the interests of such persons with the Company’s stockholders.

Section 2. Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

(a)    “Affiliate” shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

(b)    “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent, Stock Award or Other Stock-Based Award granted under the Plan.

(c)    “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing an Award granted under the Plan. An Award Agreement may be in an electronic medium and need not be signed by a representative of the Company or the Participant. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.

(d)    “Board” shall mean the Board of Directors of the Company.

(e)    “Change in Control” shall have the meaning ascribed to such term in an Award Agreement, or any other applicable employment or change in control agreement between the Participant and the Company.

(f)    “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(g)    “Committee” shall mean the Executive Personnel & Compensation Committee of the Board or any successor committee of the Board designated by the Board to administer the Plan. The Committee shall be comprised of not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b-3, and each member of the Committee shall be a “Non-Employee Director” within the meaning of Rule 16b-3 and an “outside director” within the meaning of Section 162(m). The Company expects to have the Plan administered in accordance with the requirements for the award of “qualified performance-based compensation” within the meaning of Section 162(m).

(h)    “Company” shall mean SUPERVALU INC., a Delaware corporation, or any successor corporation.

(i)    “Director” shall mean a member of the Board.

(j)    “Dividend Equivalent” shall mean any right granted under Section 6(e) of the Plan.

1

(k)    “Eligible Person” shall mean any employee, officer, non-employee Director, consultant or advisor providing services to the Company or any Affiliate who the Committee determines to be an Eligible Person.

(l)    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(m)    “Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing and unless otherwise determined by the Committee, the Fair Market Value of a Share as of a given date shall be, if the Shares are then listed on the New York Stock Exchange, the closing price of one Share as reported on the New York Stock Exchange on such date or, if the New York Stock Exchange is not open for trading on such date, on the next date that the New York Stock Exchange is open for trading.

(n)    “Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

(o)     “Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

(p)    “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(q)    “Other Stock-Based Award” shall mean any right granted under Section 6(g) of the Plan.

(r)    “Participant” shall mean an Eligible Person designated to be granted an Award under the Plan.

(s)    “Performance Award” shall mean any right granted under Section 6(d) of the Plan.

(t)    “Performance Goal” shall mean one or more of the following performance goals, either individually, alternatively or in any combination, applied on a corporate, subsidiary, division, business unit or line of business basis: sales, revenue, costs, expenses, earnings (including one or more of net profit after tax, gross profit, operating profit, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization and net earnings), earnings per share, earnings per share from continuing operations, operating income, pre-tax income, operating income margin, net income, margins (including one or more of gross, operating and net income margins), returns (including one or more of return on actual or proforma assets, net assets, equity, investment, capital and net capital employed), stockholder return (including total stockholder return relative to an index or peer group), stock price, economic value added, cash generation, cash flow, unit volume, working capital, market share, cost reductions and strategic plan development and implementation. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria. Pursuant to rules and conditions adopted by the Committee on or before the 90th day of the applicable performance period for which Performance Goals are established, the Committee may appropriately adjust any evaluation of performance under such goals to exclude the effect of certain events, including any of the following events: asset write-downs; litigation or claim judgments or settlements; changes in tax law, accounting principles or other such laws or provisions affecting reported results; severance, contract termination and other costs related to exiting certain business activities; and gains or losses from the disposition of businesses or assets or from the early extinguishment of debt.

(u)    “Person” shall mean any individual or entity, including a corporation, partnership, limited liability company, association, joint venture or trust.

2

(v)    “Plan” shall mean the SUPERVALU INC. 2007 Stock Plan, as amended from time to time.

(w)    “Qualifying Termination” shall have the meaning ascribed to it in any applicable Award Agreement, and, if not defined in any applicable Award Agreement, shall mean termination of employment under circumstances that, in the judgment of the Committee, warrant acceleration of the exercisability of Options or Stock Appreciation Rights or the lapse of restrictions relating to Restricted Stock, Restricted Stock Units or other Awards under the Plan. Without limiting the generality of the foregoing, a Qualifying Termination may apply to large scale terminations of employment relating to the disposition or divestiture of business or legal entities or similar circumstances.

(x)    “Restricted Stock” shall mean any Share granted under Section 6(c) of the Plan.

(y)    “Restricted Stock Unit” shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

(z)    “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act or any successor rule or regulation.

(aa)    “Section 162(m)” shall mean Section 162(m) of the Code, or any successor provision, and the applicable Treasury Regulations promulgated thereunder.

(bb)    “Section 409A” shall mean Section 409A of the Code, or any successor provision, and applicable Treasury Regulations and other applicable guidance thereunder.

(cc)    “Share” or “Shares” shall mean a share or shares of common stock, $1.00 par value per share, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

(dd)    “Specified Employee” shall mean a specified employee as defined in Code Section 409A(a)(2)(B) or applicable proposed or final regulations under Code Section 409A.

(ee)    “Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.

(ff)    “Stock Award” shall mean any Share granted under Section 6(f) of the Plan.

Section 3. Administration

(a)    Power and Authority of the Committee. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or the method by which payments or other rights are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement; (v) amend the terms and conditions of any Award or Award Agreement, provided, however, that, except as otherwise permitted in connection with an event as provided under Section 4(c) hereof, the Committee shall not reprice, adjust or amend the exercise price of Options or the grant price of Stock Appreciation Rights previously awarded to any Participant, whether through amendment, cancellation and replacement grant, or any other means; (vi) accelerate the exercisability of any Award or waive any restrictions relating to any Award; (vii) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (viii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall

3

be deferred either automatically or at the election of the holder of the Award or the Committee; (ix) interpret and administer the Plan and any instrument or agreement, including any Award Agreement, relating to the Plan; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan; and (xii) adopt such modifications, rules, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of non-U.S. jurisdictions in which the Company or an Affiliate may operate, including, without limitation, establishing any special rules for Affiliates, Eligible Persons or Participants located in any particular country, in order to meet the objectives of the Plan and to ensure the viability of the intended benefits of Awards granted to Participants located in such non-United States jurisdictions. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award or Award Agreement, and any employee of the Company or any Affiliate.

(b)    Delegation. The Committee may delegate its powers and duties under the Plan to one or more Directors (including a Director who is also an officer of the Company) or a committee of Directors, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion; provided, however, that the Committee shall not delegate its powers and duties under the Plan (i) with regard to officers or directors of the Company or any Affiliate who are subject to Section 16 of the Exchange Act or (ii) in such a manner as would cause the Plan not to comply with the requirements of Section 162(m). In addition, the Committee may authorize one or more officers of the Company to grant Options under the Plan, subject to the limitations of Section 157 of the Delaware General Corporation Law; provided, however, that such officers shall not be authorized to grant Options to officers or directors of the Company or any Affiliate who are subject to Section 16 of the Exchange Act.

(c)    Power and Authority of the Board. Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan, unless the exercise of such powers and duties by the Board would cause the Plan not to comply with the requirements of Rule 16b-3 or Section 162(m).

Section 4. Shares Available for Awards

(a)    Shares Available. Subject to adjustment as provided in Section 4(c) of the Plan, the aggregate number of Shares that may be issued under all Awards under the Plan shall be 35,000,000. Shares to be issued under the Plan will be authorized but unissued Shares or Shares that have been reacquired by the Company and designated as treasury shares. If any Shares covered by an Award or to which an Award relates are not purchased or are forfeited (including shares of Restricted Stock, whether or not dividends have been paid on such shares), or if an Award otherwise terminates or is cancelled without delivery of any Shares, then the number of Shares counted pursuant to Section 4(b) of the Plan against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture, termination or cancellation, shall again be available for granting Awards under the Plan. Shares tendered by Participants as full or partial payment to the Company upon exercise of an Award, and Shares withheld by or otherwise remitted to the Company to satisfy a Participant’s tax withholding obligations with respect to an Award, shall not become available for issuance under the Plan.

(b)    Accounting for Awards. For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan. With respect to Options and Stock Appreciation Rights, the number of Shares available for Awards under the Plan shall be reduced by one Share for each

4

Share covered by such Award or to which such Award relates. With respect to any Awards other than Options and Stock Appreciation Rights, the number of Shares available for Awards under the Plan shall be reduced by 3.8 Shares for each Share covered by such Award or to which such Award relates. For Stock Appreciation Rights settled in Shares upon exercise, the aggregate number of Shares with respect to which the Stock Appreciation Right is exercised, rather than the number of Shares actually issued upon exercise, shall be counted against the number of Shares available for Awards under the Plan. Awards that do not entitle the holder thereof to receive or purchase Shares, and Awards that are denominated at the time of grant as payable only in cash and that are settled in cash, shall not be counted against the aggregate number of Shares available for Awards under the Plan. Awards that at the time of grant could be payable in cash or Shares and that are settled in cash shall not be counted against the aggregate number of Shares available for Awards under the Plan.

(c)    Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards, (iii) the purchase or exercise price with respect to any Award and (iv) the limitations contained in Section 4(d) of the Plan.

(d)    Award Limitations Under the Plan.

(i)    Section 162(m) Limitation for Certain Types of Awards. No Eligible Person may be granted Options, Stock Appreciation Rights or any other Award or Awards under the Plan, the value of which Award or Awards is based solely on an increase in the value of the Shares after the date of grant of such Award or Awards, in excess of 1,000,000 Shares (subject to adjustment as provided in Section 4(c) of the Plan), in the aggregate in any taxable year.

(ii)    Section 162(m) Limitation for Performance Awards. The maximum amount payable pursuant to all Performance Awards to any Participant in the aggregate in any taxable year shall be $5,000,000 in value, whether payable in cash, Shares or other property. The limitation contained in this Section 4(d)(ii) does not apply to any Award subject to the limitation contained in Section 4(d)(i). The limitation contained in this Section 4(d)(ii) shall apply only with respect to Awards granted under this Plan, and limitations on awards granted under any other stockholder approved executive incentive plan maintained by the Company will be governed solely by the terms of such other plan.

Section 5. Eligibility

Any Eligible Person shall be eligible to be designated a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full-time or part-time employees (which term as used herein includes, without limitation, officers and Directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code or any successor provision.

5

Section 6. Awards

(a)    Options. The Committee is hereby authorized to grant Options to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i)    Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee and shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option; provided, however, that the Committee may designate a purchase price below Fair Market Value on the date of grant (A) to the extent necessary or appropriate as determined by the Committee, to satisfy applicable legal or regulatory requirements of a foreign jurisdiction or (B) if the Option is granted in substitution for a stock option previously granted by an entity that is acquired by or merged with the Company or an Affiliate.

(ii)    Option Term. The term of each Option shall be fixed by the Committee but shall not be longer than 7 years from the date of grant.

(iii)    Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the applicable exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

(b)    Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right; provided, however, that the Committee may designate a per share grant price below Fair Market Value on the date of grant (A) to the extent necessary or appropriate, as determined by the Committee, to satisfy applicable legal or regulatory requirements of a foreign jurisdiction or (B) if the Stock Appreciation Right is granted in substitution for a stock appreciation right previously granted by an entity that is acquired by or merged with the Company or an Affiliate. The term of each Stock Appreciation Right shall be fixed by the Committee but shall not be longer than 7 years from the date of grant. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

(c)    Restricted Stock and Restricted Stock Units. The Committee is hereby authorized to grant Restricted Stock and Restricted Stock Units to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i)    Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or

6

times, in such installments or otherwise as the Committee may deem appropriate. Notwithstanding the foregoing, the Committee may permit acceleration of vesting of such Awards in the event of the Participant’s death, disability or retirement or a Change in Control.

(ii)    Issuance and Delivery of Shares. Any Restricted Stock granted under the Plan shall be issued at the time such Awards are granted and may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock. Shares representing Restricted Stock that is no longer subject to restrictions shall be delivered to the Participant promptly after the applicable restrictions lapse or are waived. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holder of the Restricted Stock Units.

(iii)    Forfeiture. Except as otherwise determined by the Committee, upon a Participant’s termination of employment or resignation or removal as a Director (in either case, as determined under criteria established by the Committee) during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units held by the Participant at such time shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units.

(d)    Performance Awards. The Committee is hereby authorized to grant Performance Awards to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement. A Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock and Restricted Stock Units), other securities, other Awards or other property and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee. Performance Awards that are granted to Eligible Persons who may be “covered employees” under Section 162(m) and that are intended to be “qualified performance based compensation” within the meaning of Section 162(m), to the extent required by Section 162(m), shall be conditioned solely on the achievement of one or more objective Performance Goals established by the Committee within the time prescribed by Section 162(m), and shall otherwise comply with the requirements of Section 162(m).

(e)    Dividend Equivalents. The Committee is hereby authorized to grant Dividend Equivalents to Eligible Persons under which the Participant shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, such Dividend Equivalents may have such terms and conditions as the Committee shall determine. Notwithstanding the foregoing, the Committee may not grant Dividend Equivalents to Eligible Persons in connection with grants of Options or Stock Appreciation Rights to such Eligible Persons.

7

(f)    Stock Awards. The Committee is hereby authorized to grant to Eligible Persons Shares without restrictions thereon, as deemed by the Committee to be consistent with the purpose of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, such Stock Awards may have such terms and conditions as the Committee shall determine.

(g)    Other Stock-Based Awards. The Committee is hereby authorized to grant to Eligible Persons such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan. The Committee shall determine the terms and conditions of any Other Stock-Based Awards, subject to the terms of the Plan and any applicable Award Agreement. Any consideration paid by the Participant with respect to any Other Stock-Based Awards may be paid by such method or methods and in such form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof), as the Committee shall determine.

(h)    General.

(i)    Consideration for Awards. Awards may be granted for no cash consideration or for any cash or other consideration as determined by the Committee or required by applicable law.

(ii)    Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iii)    Forms of Payment under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, other securities, other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or an a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents with respect to installment or deferred payments.

(iv)    Term of Awards. The term of each Award shall be for such period as may be determined by the Committee at the time of grant, but in no event shall any Option or any Stock Appreciation Right have a term of more than 7 years from the date of grant or any other Award have a term of more than 10 years from the date of grant.

(v)    Limits on Transfer of Awards. Except as otherwise provided by the Committee or the terms of this Plan, no Award (other than Stock Awards) and no right under any such Award shall be transferable by a Participant other than by will or by the laws of descent and distribution. Notwithstanding the immediately preceding sentence, no Incentive Stock Option shall be transferable by a Participant other than by will or by the laws of descent and distribution. The Committee may establish procedures as it deems appropriate for a Participant to designate a Person or Persons, as beneficiary or beneficiaries, to exercise the rights of the Participant and receive any property distributable with respect to any Award in the event of the Participant’s death. The Committee, in its discretion and subject to such additional terms and conditions as it determines, may permit a Participant to transfer a Non-Qualified Stock Option to any “family

8

member” (as such term is defined in the General Instructions to Form S-8 (or any successor to such Instructions or such Form) under the Securities Act of 1933, as amended, which definition currently includes certain family partnerships, foundations, trusts and other entities controlled by family members), at any time that such Participant holds such Option, provided that such transfers may not be transfers for value (as defined in the General Instructions to Form S-8, or any successor to such Instructions or such Form) and the family member may not make any subsequent transfers other than by will or by the laws of descent and distribution. Each Award under the Plan or right under any such Award shall be exercisable during the Participant’s lifetime only by the Participant (except as provided herein or in an Award Agreement or amendment thereto relating to a Non-Qualified Stock Option) or, if permissible under applicable law, by the Participant’s guardian or legal representative. No Award (other than a Stock Award) or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

(vi)    Restrictions; Securities Exchange Listing. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may cause appropriate entries to be made or legends to be placed on the certificates for such Shares or other securities to reflect such restrictions. The Company shall not be required to deliver any Shares or other securities covered by an Award unless and until the requirements of any federal or state securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.

(vii)    Section 409A Provisions. Notwithstanding anything in the Plan or any Award Agreement to the contrary, to the extent that any amount or benefit that constitutes “deferred compensation” to a Participant under Section 409A of the Code and applicable guidance thereunder is otherwise payable or distributable to a Participant under the Plan or any Award Agreement solely by reason of the occurrence of a Change in Control or due to the Participant’s disability or “separation from service” (as such term is defined under Section 409A), such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless the Committee determines in good faith that (i) the circumstances giving rise to such Change in Control, disability or separation from service meet the definition of a change in ownership or control, disability, or separation from service, as the case may be, in Section 409A(a)(2)(A) of the Code and applicable proposed or final regulations, or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A by reason of the short-term deferral exemption or otherwise. Any payment or distribution that otherwise would be made to a Participant who is a Specified Employee (as determined by the Committee in good faith) on account of separation from service may not be made before the date which is 6 months after the date of the Specified Employee’s separation from service unless the payment or distribution is exempt from the application of Section 409A by reason of the short term deferral exemption or otherwise.

Section 7. Amendment and Termination; Corrections

(a)    Amendments to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan at any time; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, prior approval of the stockholders of the Company shall be required for any amendment to the Plan that:

(i)    requires stockholder approval under the rules or regulations of the Securities and Exchange Commission, the New York Stock Exchange or any other securities exchange that are applicable to the Company;

9

(ii)    increases the number of shares authorized under the Plan as specified in Sections 4(a) and 4(b) of the Plan;

(iii)    increases the number of shares subject to the limitation contained in Section 4(d)(i) of the Plan or the dollar amount subject to the limitation contained in Section 4(d)(ii) of the Plan;

(iv)    permits repricing of Options or Stock Appreciation Rights, which is prohibited by Section 3(a)(v) of the Plan;

(v)    permits the award of Options or Stock Appreciation Rights at a price less than 100% of the Fair Market Value of a Share on the date of grant of such Option or Stock Appreciation Right, contrary to the provisions of Sections 6(a)(i) and 6(b)(ii) of the Plan; or

(vi)    would cause Section 162(m) to become unavailable with respect to the Plan.

(b)    Amendments to Awards. Subject to the provisions of the Plan, the Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. Except as otherwise provided in the Plan, the Committee may amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, but no such action may adversely affect the rights of the holder of such Award without the consent of the Participant or holder or beneficiary thereof. The Company intends that Awards under the Plan shall satisfy the requirements of Section 409A to avoid any adverse tax results thereunder, and the Committee shall administer and interpret the Plan and all Award Agreements in a manner consistent with that intent. If any provision of the Plan or an Award Agreement would result in adverse tax consequences under Section 409A, the Committee may amend that provision (or take any other action reasonably necessary) to avoid any adverse tax results and no action taken to comply with Section 409A shall be deemed to impair or otherwise adversely affect the rights of any holder of an Award or beneficiary thereof.

(c)    Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award or Award Agreement in the manner and to the extent it shall deem desirable to implement or maintain the effectiveness of the Plan.

Section 8. Income Tax Withholding

In order to comply with all applicable federal, state, local or foreign income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state, local or foreign payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the applicable taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (a) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes, or (b) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

Section 9. General Provisions

(a)    No Rights to Awards. No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

10

(b)    Award Agreements. No Participant shall have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company, and, if requested by the Company, signed by the Participant, or until such Award Agreement is delivered and accepted through any electronic medium in accordance with procedures established by the Company.

(c)    Plan Provisions Control. In the event that any provision of an Award Agreement conflicts with or is inconsistent in any respect with the terms of the Plan as set forth herein or subsequently amended, the terms of the Plan shall control.

(d)    No Rights of Stockholders. Except with respect to Restricted Stock and Stock Awards, neither a Participant nor the Participant’s legal representative shall be, or have any of the rights and privileges of, a stockholder of the Company with respect to any Shares issuable upon the exercise or payment of any Award, in whole or in part, unless and until the Shares have been issued.

(e)    No Limit on Other Compensation Plans or Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation plans or arrangements, and such plans or arrangements may be either generally applicable or applicable only in specific cases.

(f)    No Right to Employment or Directorship. The grant of an Award shall not be construed as giving a Participant the right to be retained as an employee of the Company or any Affiliate, or a Director to be retained as a Director, nor will it affect in any way the right of the Company or an Affiliate to terminate a Participant’s employment at any time, with or without cause, or remove a Director in accordance with applicable law. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment or remove a Director who is a Participant free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement.

(g)    Governing Law. The internal law, and not the law of conflicts, of the State of Delaware, shall govern all questions concerning the validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award.

(h)    Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

(i)    No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(j)    Other Benefits. No compensation or benefit awarded to or realized by any Participant under the Plan shall be included for the purpose of computing such Participant’s compensation or benefits under any pension, retirement, savings, profit sharing, group insurance, disability, welfare or other benefit plan of the Company, unless required by law or otherwise provided by such other plan.

(k)    No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Share or whether such fractional Share or any rights thereto shall be canceled, terminated or otherwise eliminated.

11

(l)    Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 10. Effective Date of the Plan

The Plan shall be subject to approval by the stockholders of the Company at the annual meeting of stockholders of the Company to be held on May 24, 2007, and the Plan shall be effective as of the date of such stockholder approval.

Section 11. Term of the Plan

Awards shall be granted under the Plan only during a 10-year period beginning on the effective date of the Plan or if the Plan is terminated earlier pursuant to Section 7(a) of the Plan, during the period beginning on the effective date and ending on such date of termination of the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board to amend the Plan, shall extend beyond the termination of the Plan.

12

Directions to Sheraton Bloomington Hotel

7800 Normandale Blvd.

Bloomington, MN 55439

Phone: 952-835-7800

Coming from the East: 94 West to 494 South 494 South becomes 494 West 494 West to the East Bush Lake Rd. Right on E. Bush Lake Rd. Right on 78th Street Sheraton Entrance is on the left	Coming from the West: 94 South to 494 South 494 South becomes 494 East 494E to East Bush Lake Rd. Right on E. Bush Lake Rd. Right on 78th Street Sheraton Entrance is on the left

Coming from the South: 35 North to 35W North 35W to 494 West 494 West to the East Bush Lake Rd. Right on E. Bush Lake Rd. Right on 78th Street Sheraton Entrance is on the left	Coming from the North: 35 South to 35W South 35W to 494 West 494 West to the East Bush Lake Rd. Right on E. Bush Lake Rd. Right on 78th Street Sheraton entrance is on the left

SUPERVALU INC.

ANNUAL MEETING OF STOCKHOLDERS

May 24, 2007 10:00 am

Sheraton Hotel Bloomington

7800 Normandale Boulevard

Minneapolis, MN 55439

Refreshments will be available before and after the Annual Meeting.

AN ADMISSION TICKET

IS REQUIRED

SUPERVALU INC.

Annual Meeting of

Stockholders

May 24, 2007 at 10:00 a.m.

Please bring a current brokerage statement,
letter from your stockbroker or other
proof of stock ownership to the meeting.

ò  Please Fold here   ò

SUPERVALU INC.

MAY 24, 2007 ANNUAL MEETING OF STOCKHOLDERS

This Proxy is solicited on behalf of the Board of Directors of the Company.

As the stockholder(s) named on this card, you hereby appoint Jeffrey Noddle and Burt M. Fealing, and each of them, as your proxy, with power of substitution, to vote your shares of SUPERVALU common stock at the Annual Meeting as directed below. These proxies may also vote, in their discretion, upon all other matters that may properly come before the Annual Meeting, or any adjournment or adjournments thereof. Your shares will be voted as if you were personally present at the Annual Meeting. All former proxies are revoked. If not otherwise specified, your shares will be voted as recommended by the Directors.

•	Voting Instructions. You may vote by mail, telephone or Internet. Please follow the instructions on the reverse side of this card.

•

Voting by Participants in Employee Benefit Plans.  If you own shares of SUPERVALU common stock as a participant in one or more of our employee benefit plans, your share ownership as of March 26, 2007 is shown on this card. Your vote will provide voting instructions to the trustee of that plan. If no instructions are given, the trustee will vote those shares in the same proportion as the other participants in that plan affirmatively elected to vote their shares.

•

Householding.  If you share the same address and last name as other SUPERVALU stockholders, only one copy of SUPERVALU’s Annual Report and Proxy Statement has been mailed to your address unless we have received contrary instructions from one or more of those stockholders. Proxy cards for each SUPERVALU stockholder residing at your address have been mailed under separate cover.

Please mark and sign this Proxy as indicated on the reverse side to vote on any item.

(Continued and to be signed on the reverse side.)

There are three ways to vote your Proxy.	COMPANY #
Please follow the instructions below.	CONTROL #

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

1)	VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK EASY IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 11:59 p.m. (CT) on May 23, 2007.
•	Please have your proxy card and the last four digits of your Social Security Number available OR Tax Identification Number available. Follow the simple instructions the voice provides you.

2) VOTE	BY INTERNET — http://www.eproxy.com/svu/ — QUICK EASY IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 11:59 p.m. (CT) on May 23, 2007
•	Please have your proxy card and the last four digits of your Social Security Number OR Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

Please note that in addition to voting, you may consent to receiving future copies of the Annual Report and Proxy Statement via the Internet by going to the website www.econsent.com/svu and following the prompts.

3) VOTE	BY MAIL

Mark, sign and date your proxy card, and return it in the postage-paid envelope provided or mail it to SUPERVALU INC., c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873.

NOTE FOR EMPLOYEES VOTING PLAN SHARES: THE DEADLINE FOR VOTING IS NOON (CT), MAY 22, 2007.

IF YOU VOTE BY TELEPHONE OR INTERNET, DO NOT MAIL BACK YOUR PROXY CARD. THANK YOU FOR VOTING.

The Board of Directors Recommends a Vote FOR Each of the Director Nominees Listed in Item 1,

and FOR Items 2, 3, and 5, and Recommends a Vote Against Item 4.

Item 1. Election of Directors:
01 A. Gary Ames 02 Charles M. Lillis 03 Jeffrey Noddle	☐ For ☐ For ☐ For	☐ Against ☐ Against ☐ Against	☐ Abstain ☐ Abstain ☐ Abstain	04 Steven S. Rogers 05 Wayne C. Sales 06 Kathi P. Seifert	☐ For ☐ For ☐ For	☐ Against ☐ Against ☐ Against	☐ Abstain ☐ Abstain ☐ Abstain

ò  Please fold here  ò

Item 2.	Approval of the SUPERVALU INC. 2007 Stock Plan	☐ For	☐ Against	☐ Abstain

Item 3.	Ratification of Appointment of KPMG LLP as Independent Registered Public Accountants	☐ For	☐ Against	☐ Abstain

Item 4.	To consider and vote on a stockholder proposal as described in the attached proxy statement	☐ For	☐ Against	☐ Abstain

Item 5.	To transact such other business as may properly come before the meeting	☐ For	☐ Against	☐ Abstain

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED

FOR EACH OF THE DIRECTOR NOMINEES LISTED IN ITEM 1, AND FOR ITEMS 2, 3, AND 5, AND AGAINST ITEM 4.

Address Change? Mark Box ☐ I plan to attend the meeting. ☐ Indicate changes below:	Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

SUPERVALU INC.

ANNUAL MEETING OF STOCKHOLDERS

May 24, 2007 10:00 am

Sheraton Hotel Bloomington

7800 Normandale Boulevard

Minneapolis, MN 55439

Refreshments will be available before and after the Annual Meeting.

AN ADMISSION TICKET

IS REQUIRED

SUPERVALU INC.

Annual Meeting of

Stockholders

May 24, 2007 at 10:00 a.m.

Please bring a current brokerage statement,
letter from your stockbroker or other
proof of stock ownership to the meeting.

ò  Please Fold here   ò

SUPERVALU INC.

MAY 24, 2007 ANNUAL MEETING OF STOCKHOLDERS

This Proxy is solicited on behalf of the Board of Directors of the Company.

As the stockholder(s) named on this card, you hereby appoint Jeffrey Noddle and Burt M. Fealing, and each of them, as your proxy, with power of substitution, to vote your shares of SUPERVALU common stock at the Annual Meeting as directed below. These proxies may also vote, in their discretion, upon all other matters that may properly come before the Annual Meeting, or any adjournment or adjournments thereof. Your shares will be voted as if you were personally present at the Annual Meeting. All former proxies are revoked. If not otherwise specified, your shares will be voted as recommended by the Directors.

•	Voting Instructions. You may vote by mail, telephone or Internet. Please follow the instructions on the reverse side of this card.

•

Voting by Participants in Employee Benefit Plans.  If you own shares of SUPERVALU common stock as a participant in one or more of our employee benefit plans, your share ownership as of March 26, 2007 is shown on this card. Your vote will provide voting instructions to the trustee of that plan. If no instructions are given, the trustee will vote those shares in same proportion as the other participants in that plan affirmatively elected to vote their shares.

•

Householding.  If you share the same address and last name as other SUPERVALU stockholders, only one copy of SUPERVALU’s Annual Report and Proxy Statement has been mailed to your address unless we have received contrary instructions from one or more of those stockholders. Proxy cards for each SUPERVALU stockholder residing at your address have been mailed under separate cover.

Please mark and sign this Proxy as indicated on the reverse side to vote on any item.

(Continued and to be signed on the reverse side)

The Board of Directors Recommends a Vote FOR Each of the Director Nominees Listed in Item 1,

and FOR Items 2, 3, and 5, and Recommends a Vote Against Item 4.

Item 1. Election of Directors:
01 A. Gary Ames 02 Charles M. Lillis 03 Jeffrey Noddle	☐ For ☐ For ☐ For	☐ Against ☐ Against ☐ Against	☐ Abstain ☐ Abstain ☐ Abstain	04 Steven S. Rogers 05 Wayne C. Sales 06 Kathi P. Seifert	☐ For ☐ For ☐ For	☐ Against ☐ Against ☐ Against	☐ Abstain ☐ Abstain ☐ Abstain

ò  Please fold here  ò

Item 2.	Approval of the SUPERVALU INC. 2007 Stock Plan	☐ For	☐ Against	☐ Abstain

Item 3.	Ratification of Appointment of KPMG LLP as Independent Registered Public Accountants	☐ For	☐ Against	☐ Abstain

Item 4.	To consider and vote on a stockholder proposal as described in the attached proxy statement	☐ For	☐ Against	☐ Abstain

Item 5.	To transact such other business as may properly come before the meeting	☐ For	☐ Against	☐ Abstain

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED

FOR EACH OF THE DIRECTOR NOMINEES LISTED IN ITEM 1, AND FOR ITEMS 2, 3, AND 5, AND AGAINST ITEM 4.

Address Change? Mark Box ☐ I plan to attend the meeting. ☐ Indicate changes below:	Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.